SAGE RESOURCES, INC.
                             10 Exchange Place, #309
                            Salt Lake City, UT 84111



                               September 18, 1996



Dear Shareholders:

                  You are cordially invited to attend the annual and special meeting of the shareholders of Sage Resources, Inc. (the "Company") to be held at the corporate office of the Company located at 111 E. Broadway, Suite 900, Salt Lake City, UT 84111 on September 30, 1996, at 10:00 a.m. local time. The purpose of the meeting is:

     1. To approve a change of domicile and reincorporation of the Company from Colorado to Delaware. The change of domicile will be accomplished by means of a reincorporation merger (the "Merger") of the Company with and into WorldPort Communications, Inc. ("WorldPort"), a newly formed, wholly owned Delaware subsidiary of the Company. Upon completion of the merger each outstanding share of no par common stock of the Company ("Company Common Stock") will be converted into one share of WorldPort common stock, $.0001 par value ("WorldPort Common Stock"). As a result of the Merger, the existing shareholders of the Company will automatically become shareholders of WorldPort.

     2. Toapprove the adoption of the WorldPort Communications, Inc. Long Term Incentive Plan for employees and consultants of the Company.

     3. To elect three directors of the Company to serve until the next Annual Meeting of Shareholders or until their respective successors are elected and qualified.

     The Board of Directors has fixed the close of business on September 9, 1996 as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Meeting. Only holders of Common Stock at the close of business on the Record Date will be entitled to vote at the Meeting. The affirmative vote of a majority of the shares represented in person or by proxy at the Meeting is needed for approval of the proposals. The election of directors will be made by a plurality of the votes cast at the meeting. The Board of Directors believes the adoption of the above described proposals is in the best interest of the Company and its shareholders. Whether or not you expect to attentd the meeting, and regardless of the number of shares you own, we urge you to read the attached proxy statement and to promptly date, sign and mail the enclosed proxy in the envelope provided.

                                           Sincerely,



                                           Jonathan Winters
                                           President and Chief Executive Officer


 59842.7
                                        2

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

|X|      Filed by the Registrant
|_|      Filed by a Party other than the Registrant

Check the appropriate box:
|_|      Preliminary Proxy Statement
|X|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                              SAGE RESOURCES, INC.
                (Name of Registrant as Specified in its Charter)

                              SAGE RESOURCES, INC.
                     (Name of Person Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

|X|     $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(l), or 14a-6(j)(2).

|_| $500 per each party to the controversy pursuant to Exchange Act Rules 14a-6(i)(3).

|_|    Fee computed on table below per Exchange Act Rules 14a-6-(i)(4) and 0-11.

        1)       Title of each class of securities to which transaction applies:
                  Not Applicable*

        2)       Aggregate number of securities to which transaction applies:
                  Not Applicable*
        3)       Per  unit  price  or  other  underlying  value  of  transaction
                  computed pursuant to Exchange Act Rule 0-11:   Not Applicable*

        4)       Proposed maximum aggregate value of transaction:
                  Not Applicable*
         ---------------
         * Pursuant to Exchange Act Rule 0-11(c)(1)(ii), no computation of the underlying value of the transaction is required.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

         2)       Form, Schedule or Registration Statement No.:
         3)       Filing Party:

         4)       Date Filed:


 59842.7
                                        3

                              SAGE RESOURCES, INC.

              NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
                                       AND
                                 PROXY STATEMENT

                          TO BE HELD SEPTEMBER 30, 1996


To the Shareholders of Sage Resources, Inc.

                  NOTICE IS HEREBY GIVEN that the annual and special meeting (the "Meeting") of the Shareholders of Sage Resources, Inc. (the "Company") will be held at the corporate office of the Company located at 111 E. Broadway, Suite 900 Salt Lake City, UT 84111 on September 30, 1996 at 10:00 a.m. local time for the following purposes:

1. To approve a change of domicile and reincorporation of the Company from Colorado to Delaware. The change of domicile will be accomplished by means of a reincorporation merger (the "Merger") of the Company with and into WorldPort Communications, Inc. ("WorldPort"), a newly formed, wholly owned Delaware subsidiary of the Company. Upon completion of the merger each outstanding share of no par common stock of the Company ("Company Common Stock") will be converted into one share of WorldPort common stock, $.0001 par value ("WorldPort Common Stock"). As a result of the Merger, the existing shareholders of the Company will automatically become shareholders of WorldPort.

2. To approve the adoption of the WorldPort Communications, Inc. Long Term Incentive Plan for employees and consultants of the Company.

3. To elect three directors of the Company to serve until the next Annual Meeting of Shareholders or until their respective successors are elected.

         The Board of Directors has fixed the close of business on September 9, 1996 as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Meeting. Only holders of Common Stock at the close of business on the Record Date will be entitled to vote at the Meeting. The affirmative vote of a majority of the shares represented in person or by proxy at the Meeting is needed for approval of the proposals. The election of directors will be made by a plurality of the votes cast at the meeting. The Board of Directors believes the adoption of the above described proposals is in the best interest of the Company and its shareholders. Whether or not you expect to attend the meeting, and regardless of the number of shares you own, we urge you to read the attached proxy statement and to promptly date, sign and mail the enclosed proxy in the envelope provided.


 59842.7
                                        1

         If the Merger is consummated, shareholders of the Company who object to the reincorporation of the Company in Delaware will have the right to dissent and obtain an appraised value for their shares by complying with all of the requirements of the Colorado Corporation Code, as described in the accompanying Proxy Statement.

         Please sign, date, and return your proxy in the enclosed envelope so that your shares may be voted at the meeting. If the shares are held in more than one name, all holders of record must sign. If you plan to attend the Meeting, please notify me so that identification can be prepared for you. Thank you for your interest and consideration.

                                             By Order of the Board of Directors,

                                             LISA VALERIO
                                             Corporate Secretary


THE VOTE OF EACH SHAREHOLDER WILL BE IMPORTANT AT THIS MEETING. YOU ARE URGED TO COMPLETE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. SUCH ACTION WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON SHOULD YOU CHOOSE TO ATTEND THE MEETING.

Approximate date of mailing to shareholders: September 19, 1996.


 59842.7
                                        2

                              SAGE RESOURCES, INC.
                             10 Exchange Place, #309
                            Salt Lake City, UT 84111


                                 PROXY STATEMENT


                   ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

                          To Be Held September 30, 1996



         This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Sage Resources, Inc., a Colorado corporation (the "Company") to be voted at the annual and special meeting of Shareholders to be held on September 30, 1996, and any adjournment thereof (the "Meeting"). The Meeting will be held at 111 E. Broadway, Suite 900, Salt Lake City, UT 84111, at 10:00 A.M., local time. Solicitations will be made by mail (beginning approximately September 19, 1996) and expenses in connection with the solicitation will be borne by the Company. At the Meeting the shareholders will vote upon the following:

1. A proposal to approve a change of domicile and reincorporation of the Company from Colorado to Delaware. The change of domicile will be accomplished by means of a reincorporation merger (the "Merger") of the Company with and into WorldPort Communications, Inc. ("WorldPort"), a newly formed, wholly owned Delaware subsidiary of the Company. Upon completion of the merger each outstanding share of no par common stock of the Company ("Company Common Stock") will be converted into one share of WorldPort common stock, $.0001 par value ("WorldPort Common Stock"). As a result of the Merger, the existing shareholders of the Company will automatically become shareholders of WorldPort.

2. A proposal to approve the adoption of the WorldPort Communications, Inc. Long Term Incentive Plan (the "LTI Plan") for employees and consultants of the Company.

3. A proposal to elect three directors of the Company to serve until the next Annual Meeting of Shareholders or until their respective successors are elected and qualified.


 59842.7
                                        1

                                VOTING OF PROXIES

         When the enclosed proxy is executed properly and returned, the shares it represents will be voted at the Meeting and at any adjournments thereof in accordance with the instructions indicated by the shareholder executing the proxy, unless it is earlier revoked. If no directions are given on the proxy with respect to any particular matter to be acted upon at the Meeting or at any adjournments thereof, the shares represented by the proxy will be voted FOR the described proposals and FOR the persons named below as management's nominees for directors of the Company. Any shareholder executing and delivering the proxy has the right, at any time before the authority granted thereby is exercised, to revoke it by the execution of another proxy bearing a later date or by written notification to the Secretary of the Company. Shareholders who are present in person at the Meeting may revoke their proxies and vote in person if they so desire. All determinations as to the proper execution and delivery of proxies, or as to the validity of proxies, shall be made by the Board of Directors.

         All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the materials enclosed herewith and all costs of soliciting proxies will be paid by the Company. Employees of the Company may solicit proxies by further mailing, by telephone, facsimile machine, or by personal conversation. No special compensation will be paid to such persons for these tasks.

         The Company may reimburse brokerage firms, other custodians, nominees, fiduciaries and others for their out-of-pocket expenses in forwarding solicitation material to the beneficial owners of the stock entitled to be voted at the meeting.

                                  REQUIRED VOTE

         The Company's Board of Directors has set the close of business, September 9, 1996, as the Record Date for the determination of shareholders entitled to notice of and to vote at the Meeting. On September 9, 1996, there were 4,060,000 shares of the Company Common Stock issued and outstanding, each of which entitles the holder thereof to one vote on all matters which may come before the Meeting.

         The Company's By-Laws provide that the holders of a majority of the issued and outstanding shares of the Company entitled to vote, represented in person or by proxy, constitute a quorum at any shareholders' meeting. The affirmative vote of a majority of the shares represented in person or by proxy at the Meeting is needed for approval of the proposals. All elections of directors will be decided by a plurality of the votes cast at the meeting in respect thereof. If no voting direction is indicated on the Proxy Card, the shares will be considered votes FOR the presented proposals and FOR election of the named nominees for director.


 59842.7
                                        2

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

The following table sets forth as of September 9, 1996, the stock ownership of each person known by the Company to be the beneficial owner of five percent or more of the Company Common Stock, each executive officer and director, each nominee for director and all directors and executive officers of the Company as a group.

                                                                                             PERCENTAGE OF
NAME AND ADDRESS OF                               NUMBER OF SHARES(1)                     OUTSTANDING SHARES
BENEFICIAL OWNER                                  BENEFICIALLY OWNED                      OF COMMON STOCK IN
Dulac Consultants Ltd.                                  500,000                                 12.32%
c/o The Africa House Group
Africa House, Box 15
Douglas, Isle of Man lM99lAW

Le Chevalier Noir Ltd.                                  500,000                                 12.32%
c/o The Africa House Group
Africa House, Box 15
Douglas, Isle of Man lM99lAW

Phillip S. Magiera                                      500,000                                 12.32%
1 Colonial Road
Dover, MA 02030

Maroon Bells Capital Partners, Inc.(2)                 1,000,000                                24.64%
101 North Waukegan, Suite 930
Lake Bluff, IL 60044

Paul A. Moore                                           500,000                                 12.32%
101 North Waukegan, Suite 930
Lake Bluff, IL 60044

Redfirn Pacific Inc. (BVI) Corp.                        500,000                                 12.32%
Via Cantonale 16
Casella Postale 2820
CH-6901 Lugano Switzerland

Theodore H. Swindells                                   500,000                                 12.32%
100 California Street, Suite 1400
San Francisco, CA  94111

Jonathan Winters                                           0                                       0
10 Exchange Place #309
Salt Lake City, UT  84111

Lisa Valerio                                               0                                       0
10 Exchange Place #309
Salt Lake City, UT  84111

Mike Labertew                                              0                                       0
10 Exchange Place #309
Salt Lake City, UT  84111



 59842.7
                                        3





Jonathan Y. Hicks(2)                                       0                                       0
101 Waukegan, Suite 930
Lake Bluff, IL  60044

Edward P. Mooney(2)                                        0                                       0
100 California Street, Suite 1400
San Francisco, CA  94111

Daniel P. McGinnis(2)                                      0                                       0
14403 Fair Knoll Way
Houston, TX  77062


Total Officers and Directors as a Group (3                 0                                       0
persons)

-------------------------

(1) Except as otherwise indicated each person has sole voting and investment power with respect to the shares shown

(2) Nominee director, Edward Mooney and Jonathan Hicks are employees of Maroon Bells Capital Partners, Inc.



 59842.7
                                        4

                                   PROPOSAL 1

                     CHANGE OF DOMICILE AND REINCORPORATION
                                 OF THE COMPANY
                            FROM COLORADO TO DELAWARE

         On September 19, 1996 the Board of Directors of the Company approved a proposal to change the Company's state of incorporation from Colorado to Delaware and to submit such proposal to the Company's shareholders. This change of domicile of the Company will be accomplished by means of a reincorporation merger (the "Merger" or the "Reincorporation") of the Company with and into WorldPort Communications, Inc. ("WorldPort"), a newly formed, wholly owned Delaware subsidiary of the Company formed solely for this purpose. As part of this transaction, the Company will change its name to WorldPort Communications, Inc. A copy of the Agreement and Plan of Merger (the "Merger Agreement") between the Company and WorldPort is attached hereto as Exhibit A.

         Upon completion of the Merger on October 1, 1996 (the "Effective Time") each outstanding share of no par common stock of the Company ("Company Common Stock") will be converted into one share of WorldPort common stock, $.0001 par value ("WorldPort Common Stock"). As a result of the Merger, the existing shareholders of the Company will automatically become shareholders of WorldPort. The Merger Agreement provides that the Merger may be abandoned by the Board of Directors of the Company at any time prior to the Effective Time. In addition, the Merger Agreement may be amended prior to the Effective Time; provided, however, that the Merger Agreement may not be amended if such amendment would
(i) alter or change the amount or kind of shares to be received by the shareholders in the Merger, (ii) alter or change any term of the Certificate of Incorporation of WorldPort, or (iii) effect any alteration or change that would adversely affect the shareholders.

         The affirmative vote of the holders of at least a majority of all shares represented in person or by proxy at the Meeting will be required for the adoption of the Merger. The Merger Agreement provides that the Board of Directors has the right to terminate the Merger Agreement and abandon the Merger for any reason, notwithstanding shareholder approval.

         WorldPort will be governed by the Delaware Business Corporation Act ("Delaware Law") and by a new Certificate of Incorporation and new Bylaws, which will replace the Company's current Articles of Incorporation and Bylaws. These changes may alter the rights of shareholders of the Company. (See "Charter Documents Governing the Company and WorldPort" and "Certain Differences and Similarities Between the Corporate Law of Colorado and Delaware"). The Certificate of Incorporation and Bylaws of WorldPort are attached hereto as Exhibit B and C respectively. The rights of any shareholder of the Company who dissent are described below under "Rights of Dissenting Shareholders."



 59842.7
                                        5

         As a result of the Merger, the existence of the Company will cease and WorldPort will succeed to all business, properties, assets and liabilities of the Company. The Merger will not result in any material change to the Company's business, management, assets, liabilities or net worth. The officers and directors of the Company at the Effective Time of the Merger, will serve in their respective capacities as officers and directors of WorldPort. Stock certificates of the Company will be deemed to represent the same number of shares of WorldPort as were represented by such stock certificates of the Company immediately prior to the Merger, however, shareholders are encouraged to exchange their stock certificates in the Company for new stock certificates of WorldPort. The exchange can be accomplished by sending the stock certificates of the Company to the Company's transfer agent American Securities Transfer & Trust, Inc., located at 1825 Lawrence Street, Suite 444, Denver, CO 80202-1817 along with a letter of instruction requesting the exchange. Delivery of existing stock certificates representing Company Common Stock will constitute "good delivery" of shares of WorldPort Common Stock in transactions subsequent to the Merger.

         Pursuant to the terms of the Merger Agreement, each option to purchase Company Common Stock outstanding immediately prior to the Effective Time of the Merger will become an option to purchase WorldPort Common Stock, subject to the same terms and conditions as set forth in the applicable option plan or other agreement pursuant to which such option was granted. All other employee benefit plans and other agreements and arrangements with the Company will be continued by WorldPort upon the same terms and subject to the same conditions, including the LTI Plan, described herein at Proposal 2, subject to approval of the shareholders.

Reasons for Change of Domicile

         The change of domicile to Delaware will allow the Company to be governed by Delaware's comprehensive and flexible corporation law, which is periodically updated and revised to meet changing business needs. Delaware courts have developed considerable expertise in dealing with corporate issues and have generated a substantial body of case law construing Delaware Law and establishing public policies with respect to Delaware corporations. As a result, in Delaware, there is a much greater predictability with respect to corporate legal affairs. Consequently, many corporations throughout the United States have initially chosen Delaware or have subsequently reincorporated in Delaware in a manner similar to the Company's proposed Reincorporation. The Board of Directors of the Company believes the flexibility and predictability provided by Delaware Law and the Delaware courts is not currently available under Colorado Law.

         For these reasons, the Company believes that the Merger is in the best interests of the Company and its shareholders. Following the Merger, shareholders may, in some instances, have fewer rights and therefore less protection than under Colorado Law. See "Charter Documents Governing the Company and WorldPort," "Certain Differences and Similarities Between the Corporate Law of Colorado and Delaware" and "Anti-takeover Legislation."



 59842.7
                                        6

Change of Name

         As part of the Merger, the Company's name will be changed to that of its subsidiary -- WorldPort Communications, Inc. The reason for the name change is to provide the Company with a name that more fully describes the Company's proposed activities in the international telecommunications industry.

Charter Documents Governing the Company and WorldPort

         The internal affairs of WorldPort, as the surviving corporation after the Merger, will be governed by its Certificate of Incorporation and By-Laws, which are attached hereto as Exhibit B and C, respectively. All descriptions herein concerning such documents are qualified in their entirety by reference to such documents.

         The Articles of Incorporation of the Company and the Certificate of Incorporation of WorldPort differ in that WorldPort will have the authority to issue only 75,000,000 shares, consisting of 65,000,000 shares of $.0001 par value common stock and 10,000,000 shares of $.0001 par value preferred stock; as opposed to the 760,000,000 shares, consisting of 750,000,000 shares of common stock, no par value, and 10,000,000 shares of preferred stock, no par value, which the Company is authorized to issue. The Board of Directors believes such action to be in the best interest of the Company because the original 760,000,000 shares are not expected to be required in the foreseeable future and WorldPort's future franchise tax in Delaware will be lower if it has fewer shares of authorized capital stock.

         The Company's Articles of Incorporation provide that preferred stock may be issued in one or more series with such preferences, voting, dividend, liquidation, redemption and conversion rights, designations and other terms and conditions as the Board of Directors of the Company may determine. Thus, the Board of Directors of the Company, without shareholder approval, may issue preferred stock with voting and conversion rights that could affect the voting power of holders of Company Common Stock. As of September 1996, there were no shares of preferred stock of the Company issued and outstanding. WorldPort's Certificate of Incorporation and Bylaws contain similar provisions allowing its Board of Directors to establish the terms of any series or class of preferred stock the Board decides to issue.

Certain Differences and Similarities Between the Corporate Law of Colorado and Delaware.

         There are a number of significant differences between the applicable corporate laws of the States of Colorado and Delaware. Although no attempt has been made to summarize all differences in the corporate laws of such states, management believes the following to be a fair summary of the significant differences in the corporation laws of the States of Colorado and Delaware which could affect the Company's shareholders.


 59842.7
                                        7

         Preemptive Rights


                  Under Colorado corporation laws, shareholders of the Company are permitted to have preemptive rights to purchase new shares unless prohibited in the Articles of Incorporation; the Company's Articles of Incorporation prohibit such rights. Under Delaware Law, shareholders do not have such preemptive rights unless there is a specific provision granting such rights in the Certificate of Incorporation. The Certificate of Incorporation of WorldPort does not contain such a provision. Accordingly, the Reincorporation will not have a practical impact on the preemptive rights of shareholders. Management of the Company believes that not providing for mandatory preemptive rights in the Certificate of Incorporation of WorldPort is desirable to afford greater flexibility in possible future financing. Although the Board has no present plans for any financing which would give rise to preemptive rights, satisfaction of such rights would probably represent an undesirable impediment to the use of such financing.

         Examination of Books and Records

                  Under Colorado corporation law, a person must have been a shareholder for at least three (3) months, or be the holder of record of at least five percent of all outstanding shares of any class of stock of a corporation to examine certain records of the corporation, including the minutes of meetings of the board of directors and board committees, accounting records and shareholder records. Under Delaware Law, any shareholder with a proper purpose may demand inspection of the records of the corporation.

         Dividends

                  Under  Delaware  Law, a  corporation  may pay dividends to its shareholders either out of surplus (net assets in excess of stated capital), or in case there is no surplus, out of net profits for the then current fiscal year and the preceding fiscal year, with certain limitations. Under Colorado corporation law, dividends may be paid out of net assets available after providing for satisfaction of preferential rights of shareholders whose preferential rights are superior to those receiving the dividend.

         Votes of Shareholders

                  Colorado corporation law provides that the vote of a majority of the outstanding shares entitled to vote is required to amend the corporate charter, to dissolve a corporation, to effect a merger or consolidation, or to sell, lease or exchange all or substantially all of the corporation's assets. Both Delaware Law and the Certificate of Incorporation of WorldPort have substantially similar requirements. Under both Colorado and Delaware laws, action by the Board of Directors, as well as the shareholders, is required to amend the corporate charter, effect a merger or consolidation or the sale, lease or exchange of its assets. Accordingly, the Reincorporation will not have a practical impact on the vote of shareholders necessary to approve significant corporate transactions.


 59842.7
                                        8

         Cumulative Voting

                  Delaware  Law  permits a  corporation  to  provide  cumulative voting by including a provision to that effect in its Certificate of Incorporation. The Certificate of Incorporation of WorldPort will not have a provision permitting cumulative voting. Under Colorado corporation law, shareholders have cumulative voting unless prohibited in the Articles of Incorporation. The Articles of Incorporation of the Company currently prohibit cumulative voting; accordingly, the Reincorporation will not have a practical impact on such rights of shareholders.

         Action by Written Consent Without a Meeting

                  Under Colorado corporation law, shareholders may take action without meetings by unanimous written consent of the shareholders entitled to vote. Under Delaware Law, shareholders may take action without meetings by written consent signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

         Anti-takeover Legislation

                  Delaware has enacted a statute which prevents a "business combination" between an "interested shareholder" and a Delaware corporation for a period of three years after such shareholder became an interested shareholder, unless certain conditions are met. Colorado corporation law does not contain a parallel provision. The Delaware statute defines a business combination as any merger or consolidation, any sale, lease, exchange or other disposition of ten percent or more of a corporation's assets, or any transaction (subject to certain exceptions) which results in the transfer of stock of a corporation to the interested shareholder, increases such shareholder's proportionate ownership of a corporation's stock or results in such interested shareholder receiving the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. The Delaware statute defines an interested shareholder as (subject to certain exceptions) any person who is the owner of fifteen percent or more of the outstanding voting stock of the corporation or a person who is an affiliate or associate of the corporation who became the owner of fifteen percent or more of the outstanding voting stock of the corporation within the three-year period prior to the date on which it is sought to determine whether such shareholder is interested. A business combination is exempt from the effect of the statute if, among other things, either (i) prior to the date the shareholder became interested, the board of directors approved either the business combination or the transaction that resulted in the shareholder becoming interested, (ii) upon consummation of the transaction that resulted in the shareholder becoming interested, such shareholder owned at least eighty-five percent of the corporation's voting stock outstanding  at  the  time  the  transaction  commenced,  or  (iii)  on


 59842.7
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



         or after the date the shareholder becomes interested, the business combination is approved by the board of directors and authorized at an annual or special meeting of shareholders by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested shareholder.

                  The anti-takeover statute provides that a Delaware corporation may elect in its Certificate of Incorporation not to be governed by the statute. The Certificate of Incorporation of WorldPort does not include such a provision.

                  The effect of the Reincorporation in Delaware which subjects the Company to the anti-takeover statute will make it more difficult for a person who seeks to acquire control of the Company or to effect a business combination with the Company, such as a tender offer, to do so without management's approval, thereby making it more difficult to remove existing Company management. The Delaware statute could, therefore, potentially have an adverse impact on shareholders who wish to participate in any such tender offer or other transactions even where such transaction may be favorable to the interests of shareholders.

                  The Reincorporation could have the effect of discouraging hostile tender offers, proxy contests or other transactions by forcing potential acquirers to negotiate with incumbent management. The disadvantages to shareholders of the Reincorporation in Delaware include the reduction of the likelihood of a hostile tender offer at a premium over market price. The Reincorporation will have a practical effect on shareholders by making it more difficult to remove existing management without such management's approval.


         Indemnification of Directors and Officers

                  A significant effect of the Reincorporation will be to broaden the indemnification protection give to directors and officers. Delaware Law permits corporations to adopt much broader rights of indemnification for management than does Colorado. In recent years, many corporations have found it increasingly difficult to attract and retain qualified directors and senior management, due to the increased risks of lawsuits and related liability. At the same time, it has become increasingly difficult and expensive to obtain insurance protecting directors and officers from such liabilities. As a result, many corporations are utilizing expanded rights of indemnification as a means to attract, retain and protect directors and senior management. WorldPort may also enter into separate indemnification agreements with management in the future.

                  Both the Colorado and Delaware laws makes indemnification available to directors, officers, employees and agents of a corporation. In addition, both Colorado and Delaware laws permit a corporation to provide by agreement, by-law provision, vote of shareholders or disinterested directors or otherwise, for
         indemnification     of      certain      parties      not     otherwise


 59842.7
                                       10
         provided by statute. Under Colorado law, expenses can be advanced to a director, officer or employee only upon, among other things, a written affirmation of such person's good faith belief that such person has met the applicable standard of conduct for indemnification. Delaware Law contains no such requirements. Colorado Law requires that shareholders be given notice of the payment of indemnification if such payment arises out of a proceeding by or in the right of the corporation, and Colorado Law limits such payments to expenses only. Delaware Law contains no such requirements and the By-Laws of Worldport, as permitted by Delaware Law, provide indemnification in derivative suits for fines, judgments and amounts paid in settlement. Under Colorado law, a director who is adjudged liable to the corporation for deriving an improper personal benefit can only be reimbursed for expenses and only upon a determination of a court that indemnification is proper. In Delaware, such a director can also be indemnified for fines, judgments and amounts paid in settlement and a court determination is not necessary.

                  The  Certificate  of  Incorporation  and By-Laws of  Worldport
         contain broad indemnification provisions which (i) obligate Worldport to indemnify any of its officers, directors, employees or agent for all expenses (including legal fees) and liabilities (including fines, judgments and amounts paid in settlement) incurred in connection with any pending or completed suit, action or proceeding, including derivative suits; provided, however, that such person is entitled to indemnification only if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of Worldport, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful; (ii) provides for indemnification rights for as long as any such person shall be subject to any possible claim or threatened suit or proceeding by reason of the fact that such person was or is a director, officer, employee or agent of Worldport; (iii) requires Worldport to advance expenses to any person entitled to indemnification provided that such person undertakes to repay the amount advanced if it is ultimately determined that such person is not entitled to indemnification; (iv) provides for the determination of whether indemnification is proper because the requisite standard of conduct has been met to be made by a majority vote of a quorum of directors who were not parties to such action, suit or proceeding, or by independent legal counsel or by the shareholders of Worldport; and (v) provides that such charter and by-law provisions shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may legally be entitled. The Company Articles of Incorporation provide the same indemnification as is permitted under the Colorado corporate law in effect at the time of the conduct by the person.

                  To the knowledge of management of the Company, no actions are pending or threatened which would affect in any way the rights of any person entitled to indemnification, whether under Colorado or Delaware law.


 59842.7
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
         Dissolution


                  Under Colorado corporation law, the Company can voluntarily dissolve upon its board of directors adopting a resolution setting forth a proposal to dissolve which proposal is approved by a majority of the shareholders entitled to vote thereon. Under Delaware Law, a corporation can voluntarily dissolve if its board of directors and a majority of the shareholders entitled to vote thereon approve the dissolution, or without approval of the board of directors if all the shareholders entitled to vote approve the dissolution.

         Liability of Directors

                  Under Delaware Law, directors are jointly and severally liable to a corporation for willful or negligent violations of statutory provisions relating to the purchase or redemption of a corporation's own shares or the payment of dividends, for a period of six (6) years from the date of such unlawful act. Directors who were either absent or dissented from the taking of such action may exonerate themselves from liability by causing their dissent to be entered in the corporation's minutes at the time the same was done, or immediately after such directors have notice of the same. Under Colorado law, directors are jointly and severally liable to the corporation if they vote for or assent to acts which violate statutory provisions relating to the purchase of a corporation's own shares, the payment of dividends, the distribution of assets in liquidation or any loans or guarantees made to a director, until the repayment thereof.

         Rights of Dissenting Shareholders

                  Shareholders of the Company are presently entitled under Colorado corporation law to receive payment for their shares if they dissent from certain corporate actions such as mergers, consolidations or sales of all or substantially all of the Company's assets. Under Delaware Law, there is no such right to receive payment for shares in a sale of assets and there is no such right to receive payment in a merger or consolidation if the common stock of the surviving corporation in the merger or consolidation is listed on a national securities exchange or held of record by 2,000 or more persons and the only consideration that the shareholders receive in the merger or consolidation is stock of the corporation resulting from the merger or consolidation or stock of a listed company with 2,000 or more shareholders and cash in lieu of fractional shares.

         Right of Dissenting Shareholders to Receive Payment for Shares

                  The following is a summary of appraisal rights available to shareholders of the Company, which summary is not intended to be a complete statement of the applicable Colorado law. For more detailed information with respect to such appraisal rights see Article 113 of the Colorado Business Corporation Act, set forth in its entirety as Exhibit D hereto.



 59842.7
                                       12

                  Any shareholder of the Company wishing to dissent from the Merger and obtain cash payment for such shareholder's shares must file with the Company, prior to the vote on the Merger, a written notice of such shareholder's intention to demand that such shareholder be paid fair compensation for such shareholder shares if the Merger is effectuated and must refrain from voting such shareholder's shares in approval of the Merger.

                  If the Merger is approved by the required vote at the meeting, the Company will mail within ten (10) days after the consummation of the Merger a notice to all shareholders who gave due notice of intention to demand payment and who refrained from voting, providing instructions as to how to obtain payment for their shares. A shareholder who fails to demand payment or fails to deposit such shareholder's certificate for payment within thirty (30) days of mailing of such notice by the Company will have no right to receive payment for such shareholder's shares but will retain all other rights of a shareholder of the Company and will become a shareholder of WorldPort on the consummation of the Merger.

                  Immediately upon effectuation of the Merger or upon receipt of demand for payment, if the Merger has already been effectuated, the Company will remit (the "Remittance") to a dissenter who has made demand and who has deposited such dissenter's certificates, the amount the Company estimates to be the fair value of the dissenter's shares, with accrued interest, if any. The Remittance will be accompanied by certain financial information of the Company and a statement regarding the Company's estimate of the fair value of the shares, together with a notice of the dissenter's rights to demand supplemental payment and a copy of the appraisal provisions of the Colorado Business Corporation Act.

                  If the Company fails to remit payment for the dissenter's shares as required by the preceding paragraph or if the dissenter believes that the amount remitted is less than the fair value of such dissenter's shares or that the interest is not correctly determined, such dissenter may, within thirty (30) days after the date of mailing of the Remittance, mail to the Company such dissenter's own estimate of the value of the shares or of the interest and demand payment of the deficiency. If such dissenter fails to do so, such dissenter shall be entitled to no more than the Remittance.

                  If the Company's calculation and the dissenting shareholder's calculation of fair value of the shares remains unsettled, the Company shall file in an appropriate court, within sixty (60) days of the dissenting shareholder's request for payment, a petition requesting that the fair value of the shares and interest thereon be determined by the court. Dissenters who have not settled their demands will be entitled to participate in such proceeding. If the Company fails to file a petition as provided in this paragraph, each dissenter who has made a demand and who has not already settled such dissenter's claim against the Company shall be paid by the Company the amount demanded by such dissenter with interest.


 59842.7
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
         Federal Income Tax Consequences


                  Under current Federal income tax law, the Company, Worldport and the shareholders of the Company who do not exercise their rights as dissenting shareholders pursuant to Section 7-113-102 of the Colorado Business Corporation Act will not, by reason of the Merger, realize any gain or loss which will be recognized for Federal income tax purposes. With respect to each dissenting shareholder's shares of Common Stock, immediately after the Merger (i) the tax basis of such shares will equal the tax basis of such shareholder's shares immediately before the Merger and (ii) the holding period for such shares will include the shareholder's holding period for the shares before the Merger. Any gain or loss realized by shareholders of the Company who exercise their rights to appraisal will be recognized for Federal income tax purposes. Generally, such recognized gain or loss will be equal to the difference between a shareholder's tax basis in such shareholder's shares and the amount such shareholder receives for such shareholder's shares. However, if a dissenting shareholder continues to own an interest in Worldport, directly or indirectly, after the Merger then the amount received upon exercise of appraisal rights might be taxed as a dividend.

         Recommendation of the Board of Directors

                  The Board of Directors unanimously recommends that the shareholders vote in favor of the Merger since it believes that the changes resulting from the Merger will be in the best interests of the Company and its shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE CHANGE OF DOMICILE AND REINCORPORATION OF THE COMPANY FROM COLORADO TO DELAWARE.


 59842.7
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



                                   PROPOSAL 2

                            LONG-TERM INCENTIVE PLAN

         The Board of Directors of the Company has approved and recommended the approval and adoption by the shareholders of the Long-Term Incentive Plan, to be known as the WorldPort Long- Term Incentive Plan, for key employees of the Company and any subsidiary and consultants providing services to the Company and any subsidiary (the "LTI Plan"). The LTI Plan authorizes grants of Incentive Stock Options ("ISOs"), Non-qualified Stock Options ("NQSOs"), Stock Appreciation Rights ("SARs"), Restricted Stock, Performance Shares, and Dividend Equivalents. The total number of shares of Company Common Stock available for awards under the LTI Plan is 2,000,000.

         The Board believes that the use of long-term incentives as authorized under the LTI Plan is beneficial to the Company as a means of promoting the success and enhancing the value of the Company by linking the personal interests of its key employees and consultants to those of its shareholders and by providing them with an incentive for outstanding performance. These incentives also provide the Company flexibility in its ability to attract and retain the services of employees and contractors upon whose judgement, interest, and special effort the successful conduct of operations is largely dependent. The LTI Plan will become effective on the date of shareholders approval. The following summary of the LTI Plan is qualified in its entirety by reference to the LTI Plan, a copy of which is attached as Exhibit E.

         The LTI Plan will be administered by a committee appointed by the Board. This committee will have the exclusive authority to administer the LTI Plan, including the power to determine eligibility, the types and sizes of awards, and the price and timing of awards. As of the date of this Proxy Statement, no determination has yet been made regarding the allocation of benefits under the LTI Plan, or the exercise prices, expiration dates or other material conditions of options issuable under the LTI Plan.

Description of Available Awards

Incentive Stock Options

         An ISO is a stock option that satisfies the  requirements  specified in
Section 422 of the Internal Revenue Code (the "Code"). Under the Code, ISOs may only be granted to employees. In order for an option to qualify as an ISO, the price payable to exercise the option must equal or exceed the fair market value of the stock at the date of the grant, the option must lapse no later than 10 years from the date of the grant, and the stock subject to ISOs that are first exercisable by an employee in any calendar year must not have a value of more than $100,000 as of the date of grant. Certain other requirements must also be met.


 59842.7
                                       15

         An optionee will not be treated as receiving taxable income upon either the grant of an ISO or upon the exercise of an ISO. However, the difference between the exercise price and the fair market value on the date of exercise will be an item of tax preference at the time of exercise in determining liability for the alternative minimum tax, assuming that the common stock is either transferable or subject to a substantial risk of forfeiture under Section 83 of the Code. If at the time of exercise, the common stock is both nontransferable and is subject to a substantial risk of forfeiture, the difference between the exercise price and the fair market value of the common stock (determined at the time the common stock becomes either transferable or not subject to a substantial risk of forfeiture) is a tax preference item in the year in which the common stock becomes either transferable or not subject to a substantial risk of forfeiture.

         If common stock acquired by the exercise of an ISO is not sold or otherwise disposed of within two years from the date of its grant and is held for at least one year after the date such common stock is transferred to the optionee, any gain or loss resulting from its disposition will be treated as long-term capital gain or loss. If such common stock is disposed of before the expiration of the above-mentioned holding periods, a "disqualifying disposition" will occur. If a disqualifying disposition occurs, the optionee will realize ordinary income in the year of the disposition in an amount equal to the difference between the fair market value of the common stock on the date of exercise and the exercise price, or the selling price of the common stock and the exercise price, whichever is less. The balance of the optionee's gain on a disqualifying disposition, if any, will be taxed as capital gain.

         In the event an optionee exercises an ISO using common stock acquired by a previous exercise of an ISO, unless the stock exchange occurs after the required holding periods, such exchange shall be deemed a disqualifying disposition of the stock exchanged.

         The Company will not be entitled to any tax deduction as a result of the grant or exercise of an ISO, or on a later disposition of the common stock received, except that in the event of a disqualifying disposition, the Company will be entitled to a deduction equal to the amount of ordinary income realized by the optionee.

Non-Qualified Stock Options

         A NQSO is any stock option other than an Incentive Stock Option. Such options are referred to as "non-qualified" because they do not meet the requirements of, and are not eligible for, the favorable tax treatment provided by Section 422 of the Code.

         No taxable income will be realized by an optionee upon the grant of an NQSO, nor is the Company entitled to a tax deduction by reason of such grant. Upon the exercise of an NQSO, the optionee will realize ordinary income in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price and the Company will be entitled


 59842.7
                                       16
to a corresponding tax deduction, provided the Company deducts and withholds applicable taxes from amounts paid to the optionee.

         Upon a subsequent sale or other disposition of common stock acquired through exercise of an NQSO, the optionee will realize short-term or long-term capital gain or loss to the extent of any intervening appreciation or depreciation. Such a resale by the optionee will have no tax consequence to the Company.

Stock Appreciation Rights

         A SAR is the right granted to an employee to receive the appreciation in the value of a share of common stock over a certain period of time. Under the LTI Plan, the Committee shall determine the form of consideration payable at the time of the grant of the Award and the form of consideration shall be reflected in the Award Agreement.

         A recipient who receives a SAR award is not subject to tax at the time of the grant and the Company is not entitled to a tax deduction by reason of such grant. At the time such award is exercised, the recipient must include in income the appreciation inherent in the SARs (i.e., the difference between the fair market value of the common stock on the date of grant and the fair market value of the common stock on the date the SAR is exercised). The Company is entitled to a corresponding tax deduction in the amount equal to the income includible by the recipient in the year in which the recipient recognizes taxable income with respect to the SAR, provided that it withholds taxes from the associate on the amount recognized upon exercise of the SARs.

Performance Shares

         Under the LTI Plan, the Committee may grant performance share units to a key employee or consultant. Typically, each performance share unit will be deemed to be the equivalent of one share of common stock.

         A recipient of a Performance Share Award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction by reason of such grant. Instead, a recipient of Performance Shares will recognize ordinary income equal to the fair market value of the Shares at the time the performance goals related to the Performance Shares are attained and paid to the recipient. The Company is entitled to a tax deduction equal to the amount of income recognized by the recipient in the year in which the performance goals are achieved, provided that the Company withholds applicable taxes.

Restricted Stock Awards

         Under the Restricted Stock feature of the LTI Plan, a key employee or consultant may be granted a specified number of shares of common stock. However,


 59842.7
                                       17
vested rights to such stock are subject to certain restrictions or are conditioned on the attainment of certain performance goals. If the employee violates any of the restrictions during the period specified by the Committee or the performance standards fail to be satisfied, the stock is forfeited.

         A recipient of a Restricted Stock Award will recognize ordinary income equal to the fair market value of the common stock ("Restricted Stock") at the time the restrictions lapse. the Company is entitled to a tax deduction equal to the amount of income recognized by the recipient in the year in which the restrictions lapse, provided that the Company withholds applicable taxes.

         Instead of postponing the income tax consequences of a Restricted Stock Award, the recipient may elect to include the fair market value of the common stock in income in the year the award is granted. This election is made under
Section 83(b) of the Code. This Section 83(b) election is made by filing a written notice with the Internal Revenue Service office with which the recipient files his or her Federal income tax return. The notice must be filed within 30 days of the date of grant and must meet certain technical requirements.

         The tax treatment of the subsequent disposition of Restricted Stock will depend upon whether the recipient has made a Section 83(b) election to include the value of the common stock in income when awarded. If the recipient makes a Section 83(b) election, any disposition thereafter will result in a capital gain or loss equal to the difference between the selling price of the common stock and the fair market value of the common stock on the date of grant. Such capital gain or loss will be a long-term or short-term capital gain or loss depending upon the period the Restricted common stock is held. If no Section 83(b) election is made, any disposition thereafter will result in a capital gain or loss equal to the difference between the selling price of the common stock and the fair market value of the common stock on the date the restrictions lapsed. Again, such capital gain or loss will be a long-term or short-term capital gain or loss depending upon the period the Restricted Stock is held.

         During the period in which a recipient holds Restricted Stock, if dividends are declared prior to the lapse of the restrictions, the dividends will be treated for tax purposes by the recipient and the Company in the following manner: if the recipient makes a Section 83(b) election to recognize income at the time of the Restricted Stock Award, the dividends will be taxed as dividend income to the recipient when the restrictions lapse. Under such circumstances, the Company will not be entitled to a tax deduction, nor will it be required to withhold for applicable taxes. If no such election is made by the recipient, the dividends will be taxed as compensation to the recipient at the time the restrictions lapse and will be deductible by the Company and subject to income tax withholding at that time.



 59842.7
                                       18

Dividend Equivalents

         The LTI Plan also allows for the granting of dividend equivalent rights in conjunction with the grant of options or SARs. These rights entitle the employee or consultant to receive an additional amount of stock upon exercising the underlying option or SAR.

         A recipient of a Dividend Equivalent Award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction by reason of such grant. Instead, when the option upon which the Dividend Equivalent Award is paid is exercised, the recipient must include in ordinary income the fair market value of the common stock issued in payment of the Dividend Equivalent Award at the time the award is paid.

         The Company will be entitled to a tax deduction in an amount, and at the time, that the participant recognizes ordinary income due to the payment of the Dividend Equivalent Award. However, to receive that tax deduction, the Company must deduct and withhold taxes from amounts paid to the optionee.

         The amount included as ordinary income in the optionee's income becomes the optionee's tax basis for determining gains or losses on the subsequent sale of the common stock.

Other Stock Based Awards

         The LTI Plan also allows for the granting of such other awards that are payable in, valued in whole or part by reference to, or otherwise based on or related to the common stock of the Company, including without limitation, shares of common stock awarded purely as a "bonus" and not subject to restrictions, convertible or exchangeable debt securities, or other rights convertible or exchangeable into shares of common stock.

Registration of Shares

         Management anticipates that the Company will register the shares available under the LTI Plan with the Securities and Exchange Commission pursuant to the provisions of Form S-8. It is anticipated that the filing will be made in the fourth quarter of 1996.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE LTI PLAN


 59842.7
                                       19

                                   PROPOSAL 3

                              ELECTION OF DIRECTORS

General

At the Meeting, the holders of Common Stock will elect the directors of the Company. Each director will hold office until such director's successor is elected and qualified. Cumulative voting is not permitted in the election of directors. IN THE ABSENCE OF INSTRUCTION TO THE CONTRARY, THE PERSON NAMED IN THE ACCOMPANYING PROXY WILL VOTE IN FAVOR OF THE PERSONS NAMED BELOW AS THE COMPANY'S NOMINEES FOR DIRECTORS OF THE COMPANY. None of the nominees are presently members of the Board of Directors. Each of the nominees has consented to be named herein and to serve if elected. It is not anticipated that any nominee will become unable or unwilling to accept nomination or election, but if such should occur, the persons named in the proxy intend to vote for the election in such nominee's stead of such other person as management of the Company may recommend.

Nominees for Directors

The nominees for Directors of the Company and their ages as of September 30, 1996, are as follows:

         Name                                      Age                  Position

     Jonathan Y. Hicks                             30                   Director

     Edward P. Mooney                              36                   Director

     Daniel P. McGinnis                            50                   Director


     Jonathan Y. Hicks - Since 1994, Mr. Hicks has served as an Associate Director of Maroon Bells Capital Partners, Inc. ("MBCP"), an international merchant bank which concentrates on the financing of emerging telecommunications and technology businesses. At MBCP Mr. Hicks specializes in strategic analysis, business planning and corporate valuation, with a focus on emerging businesses in the United States and Latin America. In 1993, Mr. Hicks served as a market analyst at ARDIS, a wireless data operator now wholly owned by Motorola. Mr. Hicks joined MBCP after completing a Masters of Management at Northwestern's J.L. Kellogg Graduate School of Management (1992- 1994). Between 1988 and 1992, Mr. Hicks was involved in international trade through positions with Sea-Land Service, Inc., an international transportation operator, and Tradefin, S.A., an Argentine trading company. Mr. Hicks received his bachelors degree from Georgetown University in 1988.



 59842.7
                                       20

     Edward P. Mooney - Since 1993, Mr. Mooney has served as an Associate Director of MBCP. For MBCP, Mr. Mooney specializes in strategic planning, corporate valuations, corporate governance, and financial analysis. From 1989 until 1992, Mr. Mooney served as Director of Research for American Business Ventures, Inc. ("ABV"), a business development and management consulting firm that was responsible for the creation, development, financing and executive management of publicly-traded and privately-held companies. During this period he also served as an officer and a director of companies affiliated with ABV. From 1984 to 1989, Mr. Mooney was a research assistant for A.B. Laffer Associates, an economic research and consulting firm which advises investment funds, banks and other financial institutions with regard to asset allocation, portfolio strategies and public policy trends. He has also held managerial and administrative positions with municipal, regional and national transportation firms. Mr. Mooney holds a Bachelor of Arts degree in Geography from San
Francisco State University and Master of Arts degree in Education from California State University, Long Beach.

     Daniel P. McGinnis - Since 1995 Mr. McGinnis has served as a General Manager of Marketing and Product Development at Time Telekom, the second national telephone company in Malaysia. Time Telekom operates a fully digital fiber optic network that provides alternative access, voice and data services on a local, national and international basis. Mr. McGinnis successfully designed and implemented a sales, marketing and reseller strategy that resulted in the sales and installation of over 5,000 business lines for new customers and several hundred high-speed data circuits (i.e. 64kb and higher speeds to 2 me). From 1992 until 1995, Mr. McGinnis successfully reorganized and managed the sales and marketing staff of Houston Cellular. From 1991 until 1992, Mr. McGinnis served as General Manager of a major commercial division of Australia's national telephone company, TELSTRA. Previously, Mr. McGinnis was National Director of Sales and Direct Marketing for a start up marketing company in the Western United States which delivered the "Seiko Receptor Messagewatch" to the consumer electronics marketplace (1988-1990). Mr. McGinnis was educated at Hiram Scott College in Nebraska.

Executive Compensation

     No officer of the Company currently receives or is accruing any salary for such officer's services.


Employment Agreements

     The Company currently has no employment agreement with any of its employees.



 59842.7
                                       21

Certain Relationships and Related Transactions


     On June 25, 1996, the Company entered into a Stock Purchase Agreement in which the following parties agreed to purchase a total of 4,000,000 shares of Company Common Stock for $110,000: Theodore H. Swindells (500,000 shares), Paul
A. Moore (500,000 shares), Phillip S. Magiera (500,000 shares), DuLac Consultants Ltd. (500,000 shares), Maroon Bells Capital Partners, Inc. (1,000,000 shares), Redfirn Pacific, Inc. (BVI) Corp. (500,000 shares), and Le Chevalier Noir, Ltd. (500,000 shares).

     On July 1, 1996, MBCP, a principal shareholder of the Company, made a loan (the "Loan") to the Company in the amount of $500,000 bearing interest at ten percent (10%) per annum and payable on October 29, 1996. This Loan is secured by an Assignment, Pledge and Security Agreement whereby the Company has pledged to MBCP its rights, title, and interest in that certain Secured Promissory Note of Com Tech International Corporation, dated June 27, 1996, together with all rights of the Company under the Loan Agreement and Assignment, Pledge and Security Agreement entered into in connection therewith.

                                  OTHER MATTERS

     The Company's management knows of no other matters that may properly be, or which are likely to be, brought before the Meeting. However, if any other matters are properly brought before the Meeting, the persons named in the enclosed proxy, or their substitutes, will vote in accordance with their best judgment on such matters.

                              STOCKHOLDER PROPOSALS

     WorldPort (or the Company, if the Merger is not consummated) intends to conduct an Annual Meeting of shareholders in June 1997. Proposals by shareholders intending to be present at the 1997 Annual Meeting must be received by April 11, 1997. Such proposals should be addressed to the Secretary of the Company at 10 Exchange Place, #309, Salt Lake City, UT 84111.

                                           Sage Resources, Inc.


                                           LISA VALERIO
                                           Corporate Secretary





 59842.7
                                       22

                          AGREEMENT AND PLAN OF MERGER




                                 By and Between




                         WORLDPORT COMMUNICATIONS, INC.


                             a Delaware corporation


                                       and


                              SAGE RESOURCES, INC.

                             a Colorado corporation












                                 October 1, 1996

                                TABLE OF CONTENTS

ARTICLE I         Reincorporation Merger.....................................  2
         1.01     Surviving Corporation......................................  2
         1.02     Certificate of Incorporation and Bylaws....................  2
         1.03     Directors and Officers.....................................  2
         1.04     Terms of Merger............................................  3

ARTICLE II        Miscellaneous..............................................  4
         2.01     Consent to Service of Process..............................  4
         2.02     Accounting Matters.........................................  4
         2.03     Further Assurances.........................................  4
         2.04     Approval...................................................  4
         2.05     Termination and Abandonment................................  4
         2.06     Amendment..................................................  4
         2.07     Governing Law; Interpretation; Paragraph Headings..........  5
         2.08     Counterparts...............................................  5

EXHIBITS

         A - Articles of Incorporation  of Sage Resources,  Inc.
         B - Certificate of Incorporation of WorldPort Communications, Inc.

                          AGREEMENT AND PLAN OF MERGER


         This Agreement and Plan of Merger is made as of October 1, 1996, by and among Sage Resources Inc., a Colorado corporation ("Sage") and WorldPort Communications, Inc., a Delaware corporation ("WorldPort").


                              W I T N E S S E T H:


         WHEREAS, Sage is a corporation duly organized and existing under the laws of the State of Colorado (see Articles of Incorporation attached hereto as Exhibit "A");

         WHEREAS,  WorldPort is a newly formed  corporation  duly  organized and
existing  under  the  laws  of  the  State  of  Delaware  (see   Certificate  of
Incorporation attached hereto as Exhibit "B");

         WHEREAS, the authorized capital stock of Sage is 750,000,000 shares of common stock, no par value ("Sage Common Stock"), of which 4,060,000 shares are issued and outstanding; and 10,000,000 shares of preferred stock, no par value, of which no shares are issued and outstanding;

         WHEREAS, the authorized capital stock of WorldPort will be, prior to the Effective Time (as defined herein) 65,000,000 shares of common stock, $
 .0001 par value ("WorldPort Common Stock"), of which 1,000 shares are issued and outstanding and owned by Sage; and 10,000,000 shares of preferred stock, $ .0001 par value, of which no shares are issued and outstanding;

         WHEREAS, the Boards of Directors of Sage and WorldPort deem it advisable and in the best interests of their respective corporations and shareholders that Sage be merged with and into WorldPort, with WorldPort being the surviving corporation (the "Reincorporation Merger");

         WHEREAS, the Boards of Directors of Sage and WorldPort have approved this Agreement by resolutions duly adopted by their respective Boards of Directors in accordance with the laws of their respective jurisdictions of incorporation; and

         WHEREAS, Sage and WorldPort desire to effect the Reincorporation Merger as a plan of reorganization in accordance with the provisions of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended (the "Code");

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and in accordance with applicable law, the parties hereto agree as follows:

                                    ARTICLE I

                             Reincorporation Merger

         1.01     Surviving Corporation.

                  (a) The effective time of the Reincorporation Merger (the "Effective Time") shall occur at the latest of (i) the time and date that a majority of the shareholders of Sage approve this Agreement and the Reincorporation Merger, (ii) the time and date that a certificate of merger is duly filed with the Secretary of State of Delaware with respect to the Reincorporation Merger or such later date and time as is set forth therein, and
(iii) the time and date that articles of merger are duly filed with the Secretary of State of the State of Colorado with respect to the Reincorporation Merger or such later date and time as is set forth therein.

                  (b) At the Effective Time, Sage shall be merged with and into WorldPort, with WorldPort being the surviving corporation ("Surviving Corporation") of the Reincorporation Merger. At the Effective Time, the corporate existence of Sage shall cease and WorldPort shall succeed to all the business, properties, assets, and liabilities of Sage and WorldPort.

         1.02     Certificate of Incorporation and Bylaws.

                  (a) From and after the Effective Time, the Certificate of Incorporation of WorldPort, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation, until altered, amended, or repealed in accordance with the laws of the State of Delaware.

                  (b) From and after the Effective Time, the Bylaws of WorldPort, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation, until altered, amended, or repealed in accordance with the laws of the State of Delaware.

         1.03     Directors and Officers.

                  (a) The directors of Sage immediately prior to the Effective Time shall be the directors of WorldPort from and after the Effective Time and shall hold office from and after the Effective Time in accordance with the Bylaws of WorldPort until their respective successors are duly appointed or elected and qualified.

                  (b) The officers of Sage immediately prior to the Effective Time shall be the officers of WorldPort from and after the Effective Time and shall hold the same offices from and after the Effective Time in accordance with the Bylaws of WorldPort until their respective successors are duly appointed or elected and qualified.

         1.04     Terms of Merger.

                  (a) At the Effective Time, the shares of capital stock of Sage shall be converted into shares of capital stock of WorldPort as follows:

                  (i) each share of Sage Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without further act of Sage, WorldPort, or any holder thereof, be extinguished and converted into one issued and outstanding and fully paid and nonassessable share of WorldPort Common Stock subject to the same terms, conditions, and restrictions, if any, as existed immediately prior to the Effective Time; and

                  (ii) each share of Sage Common Stock held in the treasury immediately prior to the Effective Time shall, automatically and without further act of Sage, WorldPort, or any holder thereof, be extinguished and converted into one fully paid and nonassessable share of WorldPort Common Stock to be held in the treasury of WorldPort subject to the same terms, conditions, and restrictions, if any, as existed immediately prior to the Effective Time;

                  (b) Each person who, as a result of the Reincorporation Merger, holds one or more certificates representing one or more shares of Sage Common Stock may surrender any such certificate to WorldPort, and, upon such surrender, WorldPort shall, within a reasonable time, deliver to such person, in substitution and exchange therefor, one or more certificates evidencing the number of shares of WorldPort Common Stock, that such person is entitled to receive in accordance with the terms of this Agreement, in substitution for the number of shares of Sage Common Stock represented by each certificate so surrendered; provided, however, that no such holder shall be required to surrender any such certificate until such certificate otherwise would be surrendered for transfer on the books of the issuing corporation in the ordinary course of business.

                  (c) At the Effective Time, all of the shares of capital stock of WorldPort issued or outstanding immediately prior to the Effective Time shall, automatically and without further act of Sage, WorldPort, or any holder thereof, be cancelled and cease to exist, without any consideration being payable therefor.

                  (d) At the Effective Time, each option to purchase shares of Sage Common Stock outstanding immediately prior to the Effective Time shall, automatically and without further act of Sage, WorldPort, or any holder thereof, become an option to purchase shares of WorldPort Common Stock, subject to the same terms and conditions and at the same option price applicable to such option immediately prior to the Effective Time.

                                   ARTICLE II

                                  Miscellaneous

         2.01 Consent to Service of Process. WorldPort hereby consents and agrees, effective as of the Effective Time, to be sued and served with process in the State of Colorado in any proceeding for the enforcement of any obligations of Sage and in any proceeding for the enforcement of the rights, if any, of a dissenting shareholder of Sage against WorldPort. WorldPort hereby appoints The Corporation Company, 1675 Broadway, Denver, Colorado, 80202, as its agent to accept service of process in any such proceeding from and after the Effective Time. WorldPort hereby agrees that it will pay to the dissenting shareholders of Sage the amount, if any, to which they shall be entitled under Colorado Revised Statutes Sections 7-113-101 to 7-113-302 with respect to dissenting shareholders.

         2.02 Accounting Matters. Except as herein provided with respect to the cancellation of the outstanding shares of Sage, WorldPort agrees upon the Effective Time, that the assets, liabilities, reserves, and accounts of Sage shall be taken up or continued on the books of WorldPort in the amounts at which such assets, liabilities, reserves, and accounts shall have been carried on the books of Sage immediately prior to the Effective Time, subject to such adjustments, and such elimination of intercompany items, as may be appropriate to give effect to the Reincorporation Merger.

         2.03 Further Assurances. If, at any time from and after the Effective Time, WorldPort shall consider or be advised that any further assignment or assurance in law is necessary or desirable to vest in WorldPort the title to any property or rights of Sage, the proper officers of WorldPort are hereby authorized, in the name of Sage or otherwise, to execute and make all such proper assignments and assurances in law, and to do all other things necessary or proper to vest such property or rights in WorldPort and otherwise to carry out the purposes of this Agreement.

         2.04 Approval. This Agreement shall be submitted for approval by the holders of a majority of Sage Common Stock and this Agreement constitutes the approval thereof by written consent of Sage in its capacity as sole shareholder of WorldPort.

         2.05 Termination and Abandonment. At any time prior to the Effective Time and for any reason, this Agreement may be terminated and abandoned by the Board of Directors of Sage, notwithstanding approval of this Agreement by the shareholders of Sage and WorldPort. Upon any such termination, this Agreement shall become null and void and have no effect, without any liability to any person on the part of Sage or WorldPort or their shareholders, directors, or officers.

         2.06 Amendment. At any time prior to the Effective Time and for any reason, this Agreement may be amended, notwithstanding approval of this agreement by the shareholders of Sage or WorldPort, by an agreement in writing executed in the same manner as this Agreement; provided, however, that after approval of this Agreement by the shareholders of Sage, this Agreement may not be amended, without such further approval as is required by law, to the extent that such amendment would (i) alter or change the amount or kind of shares to be received by the shareholders of Sage in the Reincorporation Merger, (ii) alter or change any term of the Certificate of Incorporation of WorldPort, or (iii) effect any alteration or change that would adversely affect the shareholders of Sage or WorldPort.

         2.07 Governing Law; Interpretation; Paragraph Headings. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware. The table of contents hereto and the section headings contained herein are for the purposes of convenience only and will not be deemed to constitute a part of this Agreement or to affect the meaning or interpretation of this Agreement in any way.

         2.08 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                                            SAGE RESOURCES, INC.
                                            a Colorado corporation

Attest:

By:                                         By:
    Secretary                               Its:


                                            WORLDPORT COMMUNICATIONS, INC.
                                            a Delaware corporation

Attest:

By:                                         By:
    Secretary                               Its:

                          CERTIFICATE OF INCORPORATION
                                       OF
                         WORLDPORT COMMUNICATIONS, INC.


                                   ARTICLE ONE

         The name of the corporation is WorldPort Communications, Inc.


                                   ARTICLE TWO

         The address of the corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is Corporation Trust Company.


                                  ARTICLE THREE

         The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


                                  ARTICLE FOUR

         The corporation shall have authority to issue shares as follows:

         A. Common Stock.   Sixty-Five  Million  (65,000,000)  shares  of common
stock, with par value at $.0001 per share, to be issued as and when the Board of Directors shall determine.

         B. Preferred Stock. Ten Million (10,000,000) shares of Preferred Stock, with par value of $.0001 per share. The Board of Directors is expressly authorized to provide for the issuance of all or any shares of Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or not voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by Delaware General Corporation Law, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption of such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; or
(iii) entitled to such rights upon the dissolution of, or


 60133.1
                                       -1-
upon any distribution of the assets of, the Corporation, all as may be stated in such resolution or resolutions.

                                  ARTICLE FIVE

         The Board of Directors of the corporation shall have the power to adopt, amend, and repeal any or all of the Bylaws of the corporation.


                                   ARTICLE SIX

         Meetings of the stockholders of the corporation may be held within or without the State of Delaware, as the Bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the Delaware General Corporation Law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation.

                                  ARTICLE SEVEN

         To the fullest extent permitted by Delaware General Corporation Law as the same exists or may hereafter be amended: (i) a director shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, (ii) the corporation shall indemnify, defend and hold harmless any and all of its existing and former directors, advisory directors, officers, employees and agents from and against any and all losses, claims, damages, expenses, fees, or liabilities, whether joint or several, incurred by each of them, including but not limited to all legal fees, judgments, penalties or amounts paid in defense, settlement or compromise, all of which may arise or be incurred, rendered, or levied in any legal action, or administrative proceeding brought or threatened against any of them by reason of the fact that such person is or was a director, advisory director, officer, employee or agent of the corporation.

                                  ARTICLE EIGHT

         The name and mailing address of the incorporator is as follows:

                                Edward P. Mooney
                        100 California Street, Suite 1400
                             San Francisco, CA 94111




 60133.1
                                       -2-

                                  ARTICLE NINE

         The initial Board of Directors of the corporation shall consist of three (3) person(s). The names and mailing address(es) of the person(s) to serve as the initial director(s) are:

                                Edward P. Mooney
                       Maroon Bells Capital Partners, Inc.
                        100 California Street, Suite 1400
                             San Francisco, CA 94111

                                Jonathan Y. Hicks
                       Maroon Bells Capital Partners, Inc.
                          101 North Waukegan, Suite 930
                              Lake Bluff, IL 60044

                               Daniel P. McGinnis
                              14403 Fair Knoll Way
                                Houston, TX 77062

                                   ARTICLE TEN

         The corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the Delaware General Corporation Law.


         I, THE UNDERSIGNED, for the purposes of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true.

DATED this         day of __________________, 1996.




                                    Edward P. Mooney, Incorporator



 60133.1
                                       -3-

                                   B Y L A W S

                                       O F

                         WORLDPORT COMMUNICATIONS, INC.




                             A Delaware Corporation








 60185.2

                                          TABLE OF CONTENTS

ARTICLE I - Offices..........................................................  1

         Section 1.01.  Offices..............................................  1

ARTICLE II - Shares..........................................................  1

         Section 2.01.  Shares...............................................  1

ARTICLE III - Preemptive Rights..............................................  1

         Section 3.01.  Preemptive Rights....................................  1

ARTICLE IV - Perpetual Existence.............................................  2

         Section 4.01.  Perpetual Existence..................................  2

ARTICLE V - Non-Liability of Shareholders....................................  2

         Section 5.01.  Non-Liability of Shareholders........................  2

ARTICLE VI - Indemnification.................................................  2

         Section 6.01.  Indemnification......................................  2

ARTICLE VII - Meeting of Shareholders........................................  3

         Section 7.01.  Place of Meeting.....................................  3

         Section 7.02.  Annual Meeting.......................................  3

         Section 7.03.  Special Meetings.....................................  3

         Section 7.04.  Notice of Meetings...................................  3

         Section 7.05.  Quorum, Manner of Acting and
                              Adjournment....................................  3

         Section 7.06.  Organization.........................................  4

         Section 7.07.  Notice of Business...................................  4


 60185.2

         Section 7.08.  Voting; Proxies......................................  5

         Section 7.09.  Voting Lists.........................................  6

         Section 7.10.  Consent of Shareholders in Lieu of
                                 Meeting.....................................  6

ARTICLE VIII - Board of Directors............................................  7

         Section 8.01.  Powers...............................................  7

         Section 8.02.  Number, Term of Office and
                                 Qualification...............................  7

         Section 8.03.  Nomination of Directors..............................  7

         Section 8.04.  Vacancies............................................  9

         Section 8.05.  Resignations.........................................  9

         Section 8.06.  Organization.........................................  9

         Section 8.07.  Place of Meeting.....................................  9

         Section 8.08.  Organization Meeting................................. 10

         Section 8.09.  Regular Meetings..................................... 10

         Section 8.10.  Special Meetings..................................... 10

         Section 8.11.  Quorum, Manner of Acting and
                                 Adjournment................................. 10

         Section 8.12.  Action by Unanimous Written
                                 Consent..................................... 10

         Section 8.13.  Interested Directors or Officers..................... 11

         Section 8.14.  Compensation......................................... 11

         Section 8.15.  Committees........................................... 11

ARTICLE IX - Notices - Waivers - Meetings.................................... 12

         Section 9.01.  What Constitutes Notice.............................. 12

         Section 9.02.  Waivers of Notice.................................... 13

         Section 9.03.  Conference Telephone Meetings........................ 13

ARTICLE X - Officers......................................................... 13

         Section 10.01.  Number, Qualifications and
                                 Designation................................. 13

         Section 10.02.  Election and Term of Office......................... 13

         Section 10.03.  Subordinate Officers, Committees
                                 and Agents.................................. 14

         Section 10.04.  Resignations........................................ 14

         Section 10.05.  Removal............................................. 14

         Section 10.06.  Vacancies........................................... 14

         Section 10.07.  General Powers...................................... 14

         Section 10.08.  The President....................................... 14

         Section 10.09.  The Chairman........................................ 15

         Section 10.10.  The Vice Presidents................................. 15

         Section 10.11.  The Secretary....................................... 15

         Section 10.12.  The Treasurer....................................... 15

         Section 10.13.  Officer's Bonds..................................... 16

         Section 10.14.  Compensation........................................ 16

ARTICLE XI - Certificates of Stock, Transfer, Etc............................ 16

         Section 11.01.  Issuance............................................ 16

         Section 11.02.  Transfer............................................ 16

         Section 11.03.  Stock Certificates.................................. 17

         Section 11.04.  Lost, Stolen, Destroyed, or
                                 Mutilated Certificates...................... 17

         Section 11.05.  Record Holder of Shares............................. 17

         Section 11.06.  Determination of Shareholders of
                                 Record...................................... 17

ARTICLE XII - Indemnification of Directors, Officers, Etc.................... 18

         Section 12.01.  Directors and Officers; Third Party
                                Actions...................................... 18

         Section 12.02.  Directors and Officers; Derivative
                                Actions...................................... 19

         Section 12.03.  Employees and Agents................................ 19

         Section 12.04.  Procedure for Effecting
                                Indemnification.............................. 19

         Section 12.05.  Advancing Expenses.................................. 20

         Section 12.06.  Scope of Article.................................... 20

ARTICLE XIII - Insurance..................................................... 21

         Section 13.01.  Insurance Against Liability Asserted
                                Against Directors, Officers, Etc............. 21

ARTICLE XIV - Miscellaneous.................................................. 21

         Section 14.01.  Corporate Seal...................................... 21

         Section 14.02.  Checks.............................................. 21

         Section 14.03.  Contracts........................................... 21

         Section 14.04.  Inspection.......................................... 22

         Section 14.05.  Fiscal Year......................................... 22

ARTICLE XV - Amendments...................................................... 22

         Section 15.01.  Amendments.......................................... 22


 60185.2

                                     BYLAWS

                                       OF

                         WORLDPORT COMMUNICATIONS, INC.


                                    ARTICLE I

                                     Offices

         Section 1.01. Offices. The corporation may have offices at such places within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require, provided that the corporation maintains a registered office within the State of Delaware.


                                   ARTICLE II

                                     Shares

         Section 2.01. Shares. The Board of Directors shall have authority to authorize the issuance, from time to time without any vote or other action by the shareholders, of any or all shares of stock of the corporation of any class at any time authorized, and any securities convertible into or exchangeable for any such shares, in each case to such persons and for such consideration, and on such terms as the Board of Directors from time to time in its discretion lawfully may determine. Shares so issued, for which the consideration has been paid to the corporation, shall be fully paid stock and the holders of such stock shall not be liable for any further call or assessment thereon.


                                   ARTICLE III

                                Preemptive Rights

         Section 3.01. Preemptive Rights. No common shareholder of this corporation shall by reason of such shareholder holding common shares of any class have any preemptive or preferential rights of purchase to subscribe to any shares of any class of this corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such shareholder, other than such rights, if any, as the Board of Directors, in its discretion from time to time, may grant and at such price as the Board of Directors in its discretion may fix; and the Board of Directors may issue shares of any class of this corporation, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing shareholders of any class.


                                   ARTICLE IV

                               Perpetual Existence

     Section 4.01. Perpetual Existence. The corporation is to have perpetual existence.


                                    ARTICLE V

                          Non-Liability of Shareholders

     Section 5.01. Non-Liability of Shareholders. The private property of the shareholders shall not be subject to the payment of corporate debts to any extent whatsoever.


                                   ARTICLE VI

                                 Indemnification

     Section 6.01. Indemnification. The corporation shall have power to indemnify any person, including present or former directors, officers, trustees, employees or agents of the corporation or any person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the extent permitted by the General Corporation Law of Delaware and/or the Bylaws of the corporation. Such indemnification shall be in addition to all other rights to which those indemnified may be entitled under any statute, bylaw, agreement, vote of shareholders or otherwise.

                                   ARTICLE VII

                             Meeting of Shareholders

         Section 7.01. Place of Meeting. All meetings of the shareholders of the Corporation shall be held in Wilmington, Delaware, or at such other place within or without the State of Delaware as shall be designated by the Board of Directors in the notice of such meeting.

         Section 7.02. Annual Meeting. The Board of Directors may fix the date and time of the annual meeting of the shareholders, but if no such date and time is fixed by the Board of Directors, the meeting for any calendar year shall be held on the second Tuesday of June, if not a legal holiday, and if a legal holiday, then on the next succeeding day which is not a legal holiday. At the annual meeting, the shareholders then entitled to vote shall elect by written ballot directors and shall transact such other business as may properly be brought before the meeting.

         Section 7.03. Special Meetings. Except as provided in the corporation's Certificate of Incorporation, special meetings of the shareholders of the corporation for any purpose or purposes for which meetings may lawfully be called, may be called at any time for any purpose or purposes by the Board of Directors or by any person or committee expressly so authorized by the Board of Directors and by no other person or persons. At any time, upon written request of any person or persons who have duly called a special meeting, which written request shall state the purpose or purposes of the meeting, it shall be the duty of the Secretary to fix the date of the meeting to be held at such date and time as the Secretary may fix, not less than ten (10) nor more than sixty (60) days after the receipt of the request, and to give due notice thereof. If the Secretary shall neglect or refuse to fix the time and date of such meeting and give notice thereof, the person or persons calling the meeting may do so.

         Section 7.04. Notice of Meetings. Written notice of the place, date and hour of every meeting of the shareholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder of record entitled to vote at the meeting. Every notice of a special meeting shall state the purpose or purposes thereof.

         Section 7.05. Quorum, Manner of Acting and Adjournment. The holders of a majority of the stock issued and outstanding (not including treasury stock) and entitled to vote at a meeting of the shareholders, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute, by the Certificate of Incorporation or by these Bylaws. If, however, a quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty
(30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. When a quorum is present at any meeting, the vote of the holders of the majority of the stock having voting power present in person or represented by proxy shall decide any questions brought before such meeting, unless the question is one upon which, by express provision of the applicable statute, the Certificate of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Except upon those questions governed by the aforesaid express provisions, the shareholders present in person or by proxy at a duly organized meeting can continue to do business until adjournment, notwithstanding withdrawal of enough shareholders to leave less than a quorum.

         Section 7.06. Organization. At every meeting of the shareholders, the President, or in the case of vacancy in office or absence of the President, such person as may be designated by the Board of Directors, shall act as Chairman of such meeting, and the Secretary, or, in the Secretary's absence, an assistant secretary, or in the absence of both the Secretary and the assistant secretaries, a person appointed by the Chairman of the Meeting shall act as Secretary.

         Section 7.07. Notice of Business. No business may be transacted at an annual meeting of shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof),
(b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (c) otherwise properly brought before the annual meeting by any shareholder of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for herein, and on the record date for the determination of shareholders entitled to vote at such annual meeting, and (ii) who complies with the notice procedures set forth below.

         In addition to any other applicable requirements, for business to be properly brought before an annual Meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

         To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

         To be in proper written form, a shareholder's notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the Annual Meeting, (ii) the name and record address of such shareholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business, and (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

         No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth herein; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this paragraph shall be deemed to preclude discussion by any shareholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

         Section 7.08. Voting; Proxies. Each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share of common stock and the number of votes per share as designated in the designation of rights adopted with respect to each share of preferred stock registered in such shareholder's name on the books of the corporation on the record date for such meeting. All elections of directors shall be by written ballot, unless waived by the shareholders present or unless action is taken pursuant to Section 7.09 of the Bylaws. The vote upon any other matter need not be by ballot. No proxy shall be voted after three (3) years from its date, unless the proxy provides for a longer period. Every proxy shall be executed in writing by the shareholder or by such shareholder's duly authorized attorney-in-fact and filed with the Secretary of the corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provisions in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the corporation. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the corporation.

         Section 7.09. Voting Lists. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting. The list shall be arranged in alphabetical order showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

         Section 7.10. Consent of Shareholders in Lieu of Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required by law to be taken at any annual or special meeting of shareholders of the corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

                                  ARTICLE VIII

                               Board of Directors

         Section 8.01. Powers. The management of the corporation shall be under the direction of the Board of Directors; and all powers of the corporation, except those specifically reserved or granted to the shareholders by statute, the Certificate of Incorporation or these Bylaws, are hereby granted to and vested in the Board of Directors.

         Section 8.02. Number, Term of Office and Qualification. The Board of Directors shall consist of such number of directors, not less than three (3) or more than nine (9), as may be determined from time to time by the Board of Directors subject to the provisions of the Certificate of Incorporation. The term of each director shall be for one year from the date of such director's election; however, each director shall serve until such director's successor shall have been duly elected and qualified, unless such director shall resign, become disqualified, disabled or shall otherwise be removed. At each annual election, the directors chosen to succeed those whose terms then expire shall be for the same term as the directors they succeed.

         Section 8.03. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the corporation, except as may be otherwise provided in the Certificate of Incorporation, or otherwise, with respect to the right of holders of preferred stock to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors, or at any Special Meeting of shareholders called for the purpose of electing directors, may be made (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (b) by any shareholder of the corporation (i) who is a shareholder of record on the date of the giving of the notice provided for herein and on the record date for the determination of shareholders entitled to vote at such meeting, and (ii) who complied with the notice procedures set forth in this paragraph 8.03.

         In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

         To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation

(a) in the case of an annual Meeting, not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding Annual Meeting of shareholders; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the date on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs; and (b) in the case of a Special Meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the Special Meeting was mailed or public disclosure of the date on the Special Meeting was made, whichever first occurs.

         To be in proper written form, a shareholder's notice to the Secretary must set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to
Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder,
(iii) the description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee consenting to being named as a nominee and to serve as a director if elected.

         No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this paragraph 8.03. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

         Section 8.04. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the director so chosen shall hold office until such director's successor shall have been duly elected and qualified unless such director shall resign, become disqualified, disabled or shall otherwise be removed. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board of Directors (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any shareholder or shareholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

         Section 8.05. Resignations. Any director of the corporation may resign at any time by giving written notice to the Chairman of the Board or the Secretary of the corporation. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 8.06. Organization. At every meeting of the Board of Directors, the Chairman of the Board, if there be one, or, in the case of a vacancy in the office or absence of the Chairman of the Board, one of the following officers present in the order stated: the President; the Vice President; or a Chairman chosen by a majority of the directors present, shall preside, and the Secretary, or, in the Secretary's absence, an Assistant Secretary, or in the absence of the Secretary and the Assistant Secretaries, any person appointed by the Chairman of the meeting, shall act as Secretary.

         Section 8.07. Place of Meeting. The Board of Directors may hold its meetings, both regular and special, at such place or places within or without the State of Delaware as the Chairman of the Board or the Board of Directors may from time to time determine, or as may be designated in the notice calling the meeting.

         Section 8.08. Organization Meeting. Immediately after each annual election of directors or other meeting at which the entire Board of Directors is elected, the newly elected Board of Directors shall meet for the purpose of organization, election of officers, and the transaction of other business, at the place where said election of directors was held. Notice of such meeting need not be given. Such organization meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

         Section 8.09. Regular Meetings. Regular meetings of the Board of Directors shall be held without notice at such time and at such place as shall be determined from time to time by the Board of Directors. Notice of any regular meeting shall be given in the manner prescribed for special meetings of the Board of Directors.

         Section  8.10.  Special  Meetings.  Special  meetings  of the  Board of
Directors shall be held whenever called by the Chairman of the Board of Directors, the President or on the written request of three (3) or more of the directors. Notice of each such meeting shall be given to each director in writing, or by telephone personally, at least twenty-four (24) hours before the time at which the meeting is to be held. Each such notice shall state the time and place of the meeting to be so held.

         Section 8.11. Quorum, Manner of Acting and Adjournment. At all meetings of the Board of Directors a majority of the total number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 8.12. Action by Unanimous Written Consent. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee as the case may be.

         Section 8.13. Interested Directors or Officers. No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorized the contract or transaction, or solely because such director's or officer's votes are counted for such purpose, if:

(1) The material facts as to such director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(2) The material facts as to such director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

(3) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the shareholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

         Section 8.14. Compensation. Each director who is not also an employee of the corporation or any subsidiary thereof shall be paid such compensation for such director's services and shall be reimbursed for such expenses as may be fixed by the Board of Directors.

         Section 8.15. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether o r not they constitut e a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the shareholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the shareholders a dissolution of the corporation or a revocation of dissolution, removing or indemnifying directors or amending these Bylaws; and unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Unless the Board of Directors otherwise provides, each committee may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board of Directors or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board of Directors conducts its business.


                                   ARTICLE IX

                          Notices - Waivers - Meetings

         Section 9.01. What Constitutes Notice. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, written notice is required to be given to any director or shareholder, such notice may be given to such person, either personally or by sending a copy thereof through the mail, by telegraph, by private delivery service, or by facsimile transmission, charges prepaid, to such person's address appearing on the books of the corporation. If the notice is sent by mail, by telegraph or by private delivery service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or private delivery service for transmission to such person. If the notice is sent by facsimile transmission, it shall be deemed to have been given upon transmission, if transmission occurs before 12:00 noon at the place of receipt, and upon the day following transmission, if transmission occurs after 12:00 noon.

         Section 9.02. Waivers of Notice. Whenever any written notice is required to be given under the provisions of the Certificate of Incorporation, these Bylaws, or by statute, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders, directors, or members of a committee of directors need be specified in any written waiver of notice of such meeting. Attendance of a person, either in person or by proxy, at any meeting, shall constitute a waiver of notice of such meeting, except when a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

         Section 9.03. Conference Telephone Meetings. One or more directors may participate in a meeting of the Board, or of a committee of the Board, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.


                                    ARTICLE X

                                    Officers

         Section 10.01. Number, Qualifications and Designation. The officers of the corporation shall be chosen by the Board of Directors and shall be a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers as may be elected in accordance with the provisions of Section 10.03 of this Article. One person may hold more than one office. Officers may be, but need not be, directors or shareholders of the corporation.

         Section 10.02. Election and Term of Office. The officers of the corporation, except those elected by delegated authority pursuant to Section
10.03 of this Article, shall be elected annually by the Board of Directors, and each such officer shall hold such officer's office until such officer's successor shall have been elected and qualified, or until such officer's earlier resignation or removal.

         Section 10.03. Subordinate Officers, Committees and Agents. The Board of Directors may from time to time, elect such other officers, employees or other agents as it deems necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as are provided in these Bylaws, or as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.

         Section 10.04. Resignations. Any officer or agent may resign at any time by giving written notice to the Board of Directors, or to the President or the Secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 10.05. Removal. Any officer, committee, employee or other agent of the corporation may be removed, either for or without cause, by the Board of Directors or other authority which elected or appointed such officer, committee or other agent whenever in the judgment of such authority the best interests of the corporation will be served thereby.

         Section 10.06. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause, shall be filled by the Board of Directors or by the officer or committee to which the power to fill such officer has been delegated pursuant to Section 10.03 of this Article, as the case may be, and if the office is one for which these Bylaws prescribe a term, shall be filled for the unexpired portion of the term.

         Section 10.07. General Powers. All officers of the corporation, as between themselves and the corporation, shall, respectively, have such authority and perform such duties in the management of the property and affairs of the corporation as may be determined by these Bylaws, or in the absence of controlling provisions in the Bylaws, as may be provided by resolution of the Board of Directors.

         Section 10.08. The President. The President shall, subject to the control of the Board of Directors, have general and active supervision of the affairs, business, officers and employees of the corporation. The President shall have authority to sign, execute, and acknowledge, in the name of the corporation deeds, mortgages, bonds, contracts or other instruments, authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors, or these Bylaws, to some other officer or agent of the corporation. The President shall, from time to time, in the President's discretion or at the order of the Board, submit to the Board reports of the operations and affairs of the corporation. The President shall also perform such other duties and have such other powers as may be assigned to the President from time to time by the Board of Directors.

         Section 10.09. The Chairman. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors, and shall perform such other duties as may from time to time be assigned to the Chairman by the Board of Directors.

         Section 10.10. The Vice Presidents. The corporation may have one or more Vice Presidents, having such duties as from time to time may be determined by the Board of Directors or by the President.

         Section 10.11. The Secretary. The Secretary shall keep full minutes of all meetings of the shareholders and of the Board of Directors; shall be ex officio Secretary of the Board of Directors; shall attend all meetings of the shareholders and of the Board of Directors; shall record all the votes of the shareholders and of the directors and the minutes of the meetings of the shareholders and of the Board of Directors and of committees of the Board in a book or books to be kept for that purpose. The Secretary shall give, or cause to be given, notices of all meetings of the shareholders of the corporation and of the Board of Directors; shall be the custodian of the seal of the corporation and see that it is affixed to all documents to be executed on behalf of the company under its seal; shall have responsibility for the custody and safekeeping of all permanent records and other documents of the corporation; and, in general, shall perform all duties incident to the office of Secretary and such other duties as may be prescribed by the Board of Directors or by the President, under whose supervision the Secretary shall be. The Board of Directors may elect one or more Assistant Secretaries to perform such duties as shall from time to time be assigned to them by the Board of Directors or the President.

         Section 10.12. The Treasurer. The Treasurer shall have or provide for the custody of all funds, securities and other property of the corporation; shall collect and receive or provide for the collection or receipt of money earned by or in any manner due to or received by the corporation; shall deposit or cause to be deposited all said moneys in such banks or other depositories as the Board of Directors may from time to time designate; shall make disbursements of corporate funds upon appropriate vouchers; shall keep full and accurate accounts of transactions of the Treasurer's office in books belonging to the corporation; shall, whenever so required by the Board of Directors, render an accounting showing the Treasurer's transactions as Treasurer, and the financial condition of the corporation; and, in general, shall discharge any other duties as may from time to time be assigned to the Treasurer by the Board of Directors. The Board of Directors may elect one or more Assistant Treasurers to perform the duties of the Treasurer as shall from time to time be assigned to them by the Board of Directors or the Treasurer.

         Section 10.13. Officer's Bonds. Any officer shall give a bond for the faithful discharge of such officer's duties in such sum, if any, and with such surety or sureties as the Board of Directors shall require. The corporation may obtain such bonds at its expense as the Board of Directors shall require.

         Section 10.14. Compensation. The compensation of the officers and agents of the corporation be fixed from time to time by the Board of Directors or by such committee as may be designated by the Board of Directors to fix salaries or other compensation of officers.


                                   ARTICLE XI

                      Certificates of Stock, Transfer, Etc.

         Section 11.01. Issuance. The certificate for stock of the corporation shall be numbered and registered in the stock ledger and transfer books or equivalent records of the corporation as they are issued. They shall be signed by the President, or a Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall bear the corporate seal, which may be a facsimile, engraved or printed. Any of or all the signatures upon such certificate may be a facsimile, engraved or printed if such certificate of stock is signed or countersigned by a transfer agent or by a registrar. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon any share certificate shall have ceased to be such officer, transfer agent or registrar before the certificate is issued, it may be issued with the same effect as if such officer, transfer agent or registrar were such officer, transfer agent or registrar at the date of its issue.

         Section 11.02. Transfer. Transfers of shares of stock of the corporation shall be made on the books of the corporation upon surrender of the certificates therefor, endorsed by the person named in the certificate or by attorney lawfully constituted in writing. No transfer shall be made inconsistent with the provisions of the Uniform Commercial Code, Article 8 of Title 5A of the Delaware Code, and its amendments and supplements.

         Section 11.03. Stock Certificates. Stock certificates of the corporation shall be in such form as provided by statute and approved by the Board of Directors. The stock record books and the blank stock certificate books shall be kept by the Secretary or by any agency designated by the Board of Directors for that purpose.

         Section 11.04. Lost, Stolen, Destroyed, or Mutilated Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner's legal representative, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         Section 11.05. Record Holder of Shares. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on it books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

         Section 11.06. Determination of Shareholders of Record. In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty
(60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed:

                  (1) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

                  (2) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Only such shareholders as shall be shareholders on the record date fixed or determined as aforesaid shall be entitled to notice of or to vote at such meeting or adjournment, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.


                                   ARTICLE XII

                  Indemnification of Directors, Officers, Etc.

         Section 12.01. Directors and Officers; Third Party Actions. To the fullest extent of Delaware law, the corporation shall indemnify any director or officer of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact such director or officer is or was an authorized representative of the corporation (which, for the purposes of this Article and Article XIII of these Bylaws, shall mean a director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) for, from and against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such director or officer in connection with such action, suit or proceeding if such director or officer acted in good faith and in a manner such director or officer reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such director's or officer's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such director or officer reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such director's or officer's conduct was unlawful.

         Section 12.02. Directors and Officers; Derivative Actions. The corporation shall indemnify any director or officer of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such director or officer is or was an authorized representative of the corporation, for, from and against expenses (including attorneys' fees) actually and reasonably incurred by such director or officer in connection with the defense or settlement of such action or suit if such director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such director's or officer's duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other courts shall deem proper.

         Section 12.03. Employees and Agents. To the extent that an authorized representative of the company who neither was nor is a director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 12.01 and 12.02 of this Article or in defense of any claim, issue or matter therein, he shall be indemnified by the corporation for, from and against expenses (including attorneys' fees) actually and reasonably incurred by such authorized representative in connection therewith. Such an authorized representative may, at the discretion of the Board of Directors, be indemnified by the corporation in any other circumstances to any extent if the corporation would be required by Sections 12.01 and 12.02 of this Article to indemnify such person in such circumstances to such extent if such authorized representative were or had been a director or officer of the corporation.

         Section 12.04. Procedure for Effecting Indemnification. Indemnification under Section 12.01, 12.02 or 12.03 of this Article shall be made when ordered by a court and shall be made in a specific case upon a determination that indemnification of the authorized representative is required or proper in the circumstances because such authorized representative has met the applicable standard of conduct set forth in Sections 12.01 or 12.02 of this Article. Such determination shall be made:

                  (1) By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or

                  (2) If such a quorum is not obtainable, or, even if obtainable a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or

                  (3)      By the shareholders.

If a claim under this Article XII is not paid in full by the corporation within ninety (90) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any action, suit or proceeding in advance of its final disposition where the required undertaking has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such claimant had met the applicable standard of conduct, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct shall be a defense to the action or create a presumption that claimant had not met the applicable standard of conduct.

         Section 12.05. Advancing Expenses. Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, as authorized by the Board of Directors in a specific case or if requested by the Board of Directors upon a written opinion of independent legal counsel, upon receipt of an undertaking by or on behalf of an authorized representative to repay such amount unless it shall ultimately be determined that such authorized representative is entitled to be indemnified by the corporation as required in this Article or authorized by law.

         Section 12.06. Scope of Article. Each person who shall act as an authorized representative of the corporation, shall be deemed to be doing so in reliance upon such rights of indemnification as are provided in this Article. The indemnification provided by the Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors, statute or otherwise, both as to action in such authorized representative's official capacity and as to action in another capacity while holding such office or position, and shall continue as to a person who has ceased to be an authorized representative of the corporation and shall insure to the benefit of the heirs, executors and administrators of such a person.


                                  ARTICLE XIII

                                    Insurance

         Section 13.01. Insurance Against Liability Asserted Against Directors, Officers, Etc. The corporation, whenever so authorized by the Board of Directors, may purchase and maintain insurance on behalf of any authorized representative, as said term is defined in Section 12.01 of these Bylaws, against any liability asserted against such authorized representative and incurred by such authorized representative in such capacity, or arising out of such authorized representative's status as such, whether or not the corporation would be authorized or required to indemnify such authorized representative by law or Article XII of these Bylaws.

                                   ARTICLE XIV

                                  Miscellaneous

         Section 14.01. Corporate Seal. The corporate seal of the corporation shall have inscribed thereon the name of the corporation, the year of its incorporation and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

         Section 14.02. Checks. All checks, notes, bills of exchange or other orders in writing shall be signed by such person or persons as the Board of Directors, or officer or officers authorized by resolution of the Board of Directors may, from time to time, designate.

         Section 14.03. Contracts. Except as otherwise provided in these Bylaws, the Board of Directors may authorize any officer or officers including the President and any Vice President, or any agent or agents, to enter into any contract or to execute or deliver any instrument on behalf of the corporation and such authority may be general or confined to specific instances.

         Section 14.04. Inspection. The books, accounts and records of the corporation may be kept (subject to any provision in the Delaware General Corporation Law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors and shall be open for inspection in person by any member of the Board of Directors at all times.

         Section 14.05.  Fiscal Year.   The fiscal year of the corporation shall
be determined by the Board of Directors.


                                   ARTICLE XV

                                   Amendments

         Section 15.01.  Amendments.   These  Bylaws may be amended or repealed,
and new Bylaws adopted, by the Board of Directors.





 60185.2

                                    EXHIBIT D

                                   ARTICLE 113

                               Dissenters' Rights

                                     PART I

                      Right of Dissent--Payment for Shares

         7-113-101         DEFINITIONS--For purposes of this article:

         (1) "Beneficial shareholder" means the beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

         (2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring domestic or foreign corporation, by merger or share exchange of that issuer.

         (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 7-113-102 and who exercises that right at the time and in the manner required by part 2 of this article.

         (4) "Fair value" with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action except to the extent that exclusion would be inequitable.

         (5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at the legal rate as specified in section 5-12-101, C.R.S.

         (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation of the beneficial owner of shares that are registered in the name of a nominee to the extent such owner is recognized by the corporation as the shareholder as provided in section 7-107-204.

         (7) "Shareholder" means either a record shareholder or a beneficial shareholder.




 60171.1

         7-113-102         RIGHT TO DISSENT:

         (1) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of his or her shares in the event of any of the following corporate actions:

                  (a) Consummation of a plan of merger to which the corporation is a party if:

                                    (I)     Approval by the shareholders of that
                                    corporation  is  required  for the merger by
                                    section  7-111-103  or  7-111-104  or by the
                                    articles of incorporation, or

                                    (II)    The corporation is a subsidiary that
                                    is merged with its  parent corporation under
                                    section 7-111-104;

                  (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired.

                  (c) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under section 7-112-102(1); and

                  (d) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to section 7-112-102(2).

         (2) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of:

                  (a) An amendment to the articles of incorporation that materially and adversely affects rights in respect of the shares because it:

                                    (I)     Alters  or  abolishes a preferential
                           right of the shares; or

                                    (II) Creates,  alters,  or abolishes a right
                           in respect of redemption of the shares, including a provision respecting a sinking fund for their redemption or repurchase; or

                  (b) An amendment to the articles of incorporation that affects rights in respect of the shares because it:

                                    (I)  Excludes  or  limits  the  right of the
                           shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

                                    (II)  Reduces the number of shares  owned by
                           the shareholder to a fraction of a share or to scrip if the fractional share or scrip so created is to be acquired for cash or the scrip is to be voided under section 7-106-104.

         (3) A shareholder is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any corporate action to the extent provided by the bylaws or a resolution of the board of directors.

         (4) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this article may not challenge the corporate action creating such entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

         7-113-103         DISSENT BY NOMINEES AND BENEFICIAL OWNERS

         (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address, and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a record shareholder under this subsection (1) are determined as if the shares as to which the record shareholder dissents and the other shares of the record shareholder were registered in the names of different shareholders.

         (2) A beneficial shareholder may assert dissenters' rights as to the shares held on the beneficial shareholder's behalf only if;

                  (a) The beneficial shareholder causes the corporation to receive the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

                  (b) The beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.

         (3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to the corporation that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters' rights as to all such shares as to which there is no limitation on the ability to exercise dissenters' rights. Any such requirement shall be stated in the dissenters' notice given pursuant to section 7-113-203.

                                     PART 2

                  Procedure for Exercise of Dissenters' Rights

         7-113-201         NOTICE OF DISSENTERS' RIGHTS

         (1) If a proposed  corporate action creating  dissenters'  rights under section 7-113- 102 is submitted to a vote at a shareholders' meeting, the notice of the meeting shall be given to all shareholders, whether or not entitled to vote. The notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and shall be accompanied by a copy of this article and the materials, if any, that under articles 101 to 117 of this title, are required to be given to shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as provided by this subsection (1) to shareholders not entitled to vote shall not affect any action taken at the shareholders' meeting for which the notice was to have been given.

         (2) If a proposed  corporate action creating  dissenters'  rights under section 7-113- 102 is authorized  without a meeting of shareholders  pursuant to section 7-107-104, any written or oral solicitation of a shareholder to execute a writing consenting to such action contemplated in section 7-107-104 shall be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters' rights under this article, by a copy of this article, and by the materials, if any, that, under articles 101 to 117 of this title, would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders' meeting. Failure to give notice as provided by this subsection (2) to shareholders not entitled to vote shall not affect any action taken pursuant to section 7-107-104 for which the notice was to have been given.

         7-113-202         NOTICE OF INTENT TO DEMAND PAYMENT

         (1) If a proposed  corporate action creating  dissenters'  rights under section 7-113- 102 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights shall:

                  (a) Cause the corporation to receive, before the vote is taken, written notice of the shareholder's intention to demand payment for the shareholder's shares if the proposed corporate action is effectuated; and

                  (b) Not vote the shares in favor of the proposed corporate action.

         (2) If a proposed  corporate action creating  dissenters'  rights under section 7-113- 102 is authorized  without a meeting of shareholders  pursuant to section 7-107-104, a shareholder who wishes to assert dissenters' rights shall not execute a writing consenting to the proposed corporate action.

         (3) A shareholder  who does not satisfy the  requirements of subsection
(1) or (2) of this action is not entitled to demand payment for the shareholder's shares under this article.

         7-113-203         DISSENTERS' NOTICE

         (1) If a proposed  corporate action creating  dissenters'  rights under section 7-113- 102 is authorized, the corporation shall give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares under this article.

         (2) The dissenter's notice required by subsection (1) of this section shall be given no later than ten days after the effective date of the corporate action creating dissenters' rights under section 7-113-102 and shall:

                  (a) State that the corporate action was authorized and state the effective date or proposed effective date of the corporate action;

                  (b) State an address at which the corporation will receive payment demands and the address of a place where certificates for certificated shares must be deposited;

                  (c) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

                  (d) Supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made;

                  (e) Set the date by which the corporation must receive the payment demand and certificates for certificated shares, which date shall not be less than thirty days after the date the notice required by subsection (1) of this section is given;

                  (f) State  the  requirement  contemplated in section 7-113-103
         (3), if such requirement is imposed; and

                  (g) Be accompanied by a copy of this article.



 60171.1

         7-113-204         PROCEDURE TO DEMAND PAYMENT

         (1) A shareholder who is given a dissenters' notice pursuant to section 7-113-203 and who wishes to assert dissenters' rights shall, in accordance with the terms of the dissenters' notice:

                  (a) Cause the corporation to receive a payment demand, which may be the payment demand form contemplated in section 7-113-102(2)(d), duly completed, or may be stated in another writing; and

                  (b) Deposit the shareholder's certificates for certificated shares.

         (2) A shareholder who demands payment in accordance with subsection (1) of this section retains all rights of a shareholder, except the right to transfer the shares, until the effective date of the proposed corporate action giving rise to the shareholder's exercise of dissenters' rights and has only the right to receive payment for the shares after the effective date of such corporate action.

         (3) Except as provided in section 7-113-207 or 7-113-209(1)(b), the demand for payment and deposit of certificates are irrevocable.

         (4) A shareholder who does not demand payment and deposit the Shareholder's share certificates as required by the date or dates set in the dissenters' notice is not entitled to payment for the shares under this article.

         7-113-205         UNCERTIFICATED SHARES

         (1) Upon receipt of a demand for payment under section 7-113-204 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer thereof.

         (2) In all other respects, the provisions of section 7-113-204 shall be applicable to shareholders who own uncertificated shares.

         7-113-206         PAYMENT

         (1) Except as provided in section 7-113-208, upon the effective date of the corporate action creating dissenters' rights under section 7-113-102 or upon receipt of a payment demand pursuant to section 7-113-204, whichever is later, the corporation shall pay each dissenter who complied with section 7-113-204, at the address stated in the payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, the amount the corporation estimates to be the fair value of the dissenter's shares, plus accrued interest.

         (2) The payment made pursuant to subsection (1) of this section shall be accompanied by:

                  (a) The corporation's balance sheet as of the end of its most recent fiscal year or, if that is not available, the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, and, if the corporation customarily provides such statements to shareholders, a statement of changes in shareholders' equity for that year and a statement of cash flow for that year, which balance sheet and statements shall have been audited if the corporation customarily provides audited financial statements to shareholders, as well as the latest available financial statements, if any, for the interim or full-year period, which financial statements need not be audited;

                  (b) A statement of the corporation's estimate of the fair value of the shares;

                  (c) An explanation of how the interest was calculated;

                  (d) A statement of the dissenter's right to demand payment under section 7-113-209; and

                  (e) A copy of this article.

         7-113-207 FAILURE TO TAKE ACTION

         (1) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 does not occur within sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

         (2) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 occurs more than sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, then the corporation shall send a new dissenters' notice, as provided in section 7-113-203, and the provisions of sections 7-113-204 to 7-113-209 shall again be applicable.




 60171.1

         7-113-208 SPECIAL PROVISIONS RELATING TO SHARES ACQUIRED AFTER ANNOUNCEMENT OF PROPOSED CORPORATE ACTION

         (1) The corporation may, in or with the dissenters' notice given pursuant to section 7-113-203, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under section 7-113- 102 and state that the dissenter shall certify in writing, in or with the dissenter's payment demand under section
7-113-204, whether or not the dissenter (or the person on whose behalf dissenters' rights are asserted) acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not so certify in writing, in or with the payment demand, that the dissenter or the person on whose behalf the dissenter asserts dissenters' rights acquired beneficial ownership of the shares before such date, the corporation may, in lieu of making the payment provided in section 7-113-206, offer to make such payment if the dissenter agrees to accept it in full satisfaction of the demand.

         (2) An offer to make payment under subsection (1) of this section shall include or be accompanied by the information required by section 7-113-206(2).

         7-113-209 PROCEDURE IF DISSENTER IS DISSATISFIED WITH PAYMENT
OR OFFER

         (1) A dissenter may give notice to the corporation in writing of the dissenter's estimate of the fair value of the dissenter's shares and of the amount of interest due and may demand payment of such estimate, less any payment made under section 7-113-206, or reject the corporation's offer under section 7-113-208 and demand payment of the fair value of the shares and interest due, if:

                  (a) The dissenter believes that the amount paid under section 7-113-206 or offered under section 7-113-208 is less than the fair
         value  of  the  shares  or  that  the  interest  due  was   incorrectly
         calculated;

                  (b) The corporation fails to make payment under section 7-113-206 within sixty days after the date set by the corporation by which the corporation must receive the payment demand; or

                  (c) The corporation does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by section 7-113- 207(1).

         (2) A dissenter waives the right to demand payment under this section unless the dissenter causes the corporation to receive the notice required by subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

                                     PART 3

                          Judicial Appraisal of Shares

         7-113-301  COURT ACTION

         (1) If a demand for payment under section 7-113-209 remains unresolved, the corporation may, within sixty days after receiving the payment demand, commence a proceeding and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay to each dissenter whose demand remains unresolved the amount demanded.

         (2) The corporation shall commence the proceeding described in subsection (1) of this section in the district court of the county in this state where the corporation's principal office is located or, if it has no principal office in this state, in the district court of the county in which its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged into, or whose shares were acquired by, the foreign corporation was located.

         (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unresolved parties to the proceeding commenced under subsection (2) of this section as in an action against their shares, and all parties shall be served with a copy of the petition. Service on each dissenter shall be by registered or certified mail, to the address stated in such dissenter's payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, or as provided by law.

         (4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to such order. The parties to the proceeding are entitled to the same discovery rights as parties in other civil proceedings.

         (5) Each dissenter made a party to the proceeding commenced under subsection (2) of this section is entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or for the fair value, plus interest, of the dissenter's shares for which the corporation elected to withhold payment under section 7-113-208.




 60171.1

         7-113-302  COURT COSTS AND COUNSEL FEES

         (1) The court in an appraisal proceeding commenced under section 7-311-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation; except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 7-113-209.

         (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

                  (a) Against the corporation and in favor of any dissenters if the court finds the corporation did not substantially comply with the requirements of part 2 of this article; or

                  (b) Against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

         (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to said counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted.






 60171.1

                         DISSENTER'S DEMAND FOR PAYMENT



TO:      Sage Resources, Inc.
         10 Exchange Place, #309
         Salt Lake City, UT  84111


     THE UNDERSIGNED, being the beneficial owner of _____________ shares of common stock of Sage Resources, Inc. hereby dissents to the merger of the Company into its newly formed Delaware subsidiary -- WorldPort Communications, Inc. and hereby exercises dissenter's rights pursuant to Section 7-113-102 of the Colorado General Corporation Law. Demand is hereby made for fair market value of the shares described above to be paid to the Undersigned as the following address:
                     --------------------------------------
                     --------------------------------------
 .
     Enclosed herewith is Stock Certificate No. _____ representing beneficial ownership of _____ shares of common stock of the Company, to be deposited with the Company pursuant to the requirements of Colorado law.

                                        ----------------------------------------





 59842.7

                         WORLDPORT COMMUNICATIONS, INC.

                            LONG-TERM INCENTIVE PLAN



SLC - 60160.1

                                TABLE OF CONTENTS


                                                                            Page


PURPOSE......................................................................  1

EFFECTIVE DATE...............................................................  1

DEFINITIONS AND CONSTRUCTION.................................................  1

ADMINISTRATION...............................................................  4

SHARES SUBJECT TO THE PLAN...................................................  5

ELIGIBILITY..................................................................  6

STOCK OPTIONS................................................................  6

STOCK APPRECIATION RIGHTS....................................................  8

PERFORMANCE SHARES...........................................................  8

RESTRICTED STOCK AWARDS......................................................  9

DIVIDEND EQUIVALENTS.........................................................  9

OTHER STOCK-BASED AWARDS.....................................................  9

PROVISIONS APPLICABLE TO AWARDS.............................................. 10

CHANGES IN CAPITAL STRUCTURE................................................. 11

AMENDMENT, MODIFICATION AND TERMINATION...................................... 12

GENERAL PROVISIONS........................................................... 13



SLC - 60160.1
                                        i

                         WORLDPORT COMMUNICATIONS, INC.

                            LONG-TERM INCENTIVE PLAN


1.       PURPOSE.

         (a) General. The purpose of the WorldPort Communications, Inc. Long-Term Incentive Plan (the "Plan") is to promote the success, and enhance the value, of WorldPort Communications, Inc. (the "Company") by linking the personal interests of its key employees to those of Company shareholders and by providing its key employees with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected officers, key employees and outside consultants.

2.       EFFECTIVE DATE.

         (a) Effective Date. The Plan is effective as of October 1, 1996 (the "Effective Date"). Within one year after the Effective Date, the Plan shall be submitted to the shareholders of the Company for their approval. The Plan will be deemed to be approved by the shareholders if it receives the affirmative vote of the holders of a majority of the shares of stock of the Company present, or represented, and entitled to vote at a meeting duly held (or by the written consent of the holders of a majority of the shares of stock of the Company entitled to vote) in accordance with the applicable provisions of Delaware law and the Company's Bylaws and Articles of Incorporation. Any awards granted under the Plan prior to shareholder approval are effective when made (unless the Committee specifies otherwise at the time of grant), but no Award may be exercised or settled and no restrictions relating to any Award may lapse before shareholder approval. If the shareholders fail to approve the Plan, any Award previously made shall be automatically canceled without any further act.

3. DEFINITIONS AND CONSTRUCTION. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this paragraph or paragraphs 1(a) or 2(a) unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

         (a) "Award" means any Option, Stock Appreciation Right, Restricted Stock Award, Performance Share Award, Dividend Equivalent Award, or Other Stock-Based Award, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

         (b) "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

         (c)      "Board" means the Board of directors of the Company.

         (d)      "Change of Control" means and includes each of the following:

                  (i) A change of control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of the 1934 Act regardless of whether the Company is subject to such reporting requirement;

                  (ii) A change of control of the company through a transaction or series of transactions, such that any person (as that term is used in Section 13 and 14(d)(2) of the 1934 Act), excluding affiliates of the Company as of the Effective date, is or becomes the beneficial owner (as that term is used in Section 13(d) of the 1934 Act) directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities;

                  (iii) Any consolidation or liquidation of the Company in which the Company is not the continuing or surviving corporation or pursuant to which Shares would be converted into cash, securities or other property, other than a merger of the company in which the holders of the Shares immediately before the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger;

                  (iv) The shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

                  (v) Substantially all of the assets of the Company are sold or otherwise transferred to parties that are not within a "controlled group of corporations" (as defined in Section 1563 of the Code) in which the Company is a member.

The foregoing events shall not be deemed to be a Change in Control if the transaction or transactions causing such change shall have been approved by the affirmative vote of at least a majority of the members of the Board in office as of the Effective Date ("Incumbents"), those serving on the Board pursuant to nomination or appointment thereto by a majority of Incumbents ("Successors"), and those serving on the Board pursuant to nomination or appointment thereto by a majority of a Board composed of Incumbents and/or Successors.

         (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         (f)  "Committee"  means   the  committee  of  the  Board  described  in
paragraph 4.

         (g) "Disability" shall mean any illness or other physical or mental condition of a Participant which renders the Participant incapable of performing his customary and usual duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which in the judgment of the Committee is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant's condition.

         (h) "Dividend Equivalent" means a right granted to a Participant under paragraph 11.

         (i) "Fair Market Value" means with respect to Stock or any other property, the fair market value of such Stock or other property determined by such methods or procedures as may be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of the Stock as of any date shall be the closing price for the Stock as reported on the NASDAQ National Market System (or on any national securities exchange on which the Stock is then listed) for that date or, if no closing price is so reported for that date, the closing price on the next preceding date for which a closing price was reported.

         (j) "Incentive Stock Option" means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

         (k) "Non-Qualified Stock Option" means an Option that is not intended to be an Incentive Stock Option.

         (l) "Option" means a right granted to a Participant under paragraph 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

         (m) "Other Stock-Based Award" means a right, granted to a Participant under paragraph 12, that relates to or is valued by reference to Stock or other Awards relating to Stock.

         (n) "Participant" means a person who, as an officer, key employee or outside consultant of the Company or any Subsidiary, has been granted an Award under the Plan.

         (o) "Performance Share" means a right granted to a Participant under paragraph 9, to receive cash, Stock, or other Awards, the payment of which is contingent upon achieving certain performance goals established by the Committee.

         (p) "Plan" means the WorldPort Communications, Inc. Long-Term Incentive Plan, as amended from time to time.

         (q) "Restricted Stock Award" means Stock granted to a Participant under paragraph 10 that is subject to certain restrictions and to risk of forfeiture.

         (r) "Retirement" means a Participant's termination of employment with the Company after attaining any normal or early retirement age specified in any pension, profit sharing or other retirement program sponsored by the Company.

         (s) "Stock" means the common stock of the Company and such other securities of the Company that may be substituted for Stock pursuant to paragraph 12.

         (t) "Stock Appreciation Right" or "SAR" means a right granted to a Participant under paragraph 8 to receive a payment equal to the difference between the Fair Market Value of a share of Stock as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to paragraph 8.

         (u) "Subsidiary" means any corporation of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

4.       ADMINISTRATION.

         (a) Committee. The Plan shall be administered by a Committee that is appointed by, and shall serve at the discretion of, the Board. The Committee shall consist of at least one individual who is a member of the Board who is a "disinterested person," as such term is defined in Rule 16b-3 promulgated under
Section 16 of the Securities Exchange Act of 1934 (the "1934 Act") or any successor provision, except as may be otherwise permitted under Section 16 of the 1934 Act and the regulations and rules promulgated thereunder.

         (b) Action by the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present and acts approved in writing by a majority of the Committee in lieu of a meeting shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company's independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

         (c) authority  of  Committee.   The  Committee has the exclusive power,
authority and discretion to:

                  (i)      Designate Participants;

                  (ii) Determine the type or types of Awards to be granted to each Participant;

                  (iii) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

                  (iv) Determine the terms and conditions of any Award granted under the Plan including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

                  (v) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

                  (vi) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

                  (vii) Decide all other matters that must be determined in connection with an Award;

                  (viii) Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan; and

                  (ix) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan.

         (d) Decisions Binding. The Committee's interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

5.       SHARES SUBJECT TO THE PLAN.

         (a) Number of Shares. Subject to adjustment provided in paragraph 14(a) the aggregate number of shares of Stock reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award (such as with a Stock Appreciation Right or Performance Share Award) shall be 2,000,000.

         (b) Lapsed Awards. To the extent that an Award terminates, expires or lapses for any reason, any shares of Stock subject to the Award will again be available for the grant of an Award under the Plan and shares subject to SARs or other Awards settled in cash will be available for the grant of an Award under the Plan, in each case to the full extent available pursuant to the rules and interpretations of the Securities and Exchange Commission under Section 16 of the 1934 Act, as amended.

         (c) Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

         (d) Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant over the term of the Plan shall be 750,000.

6.       ELIGIBILITY.

         (a)      General.   Awards  may be granted  only to individuals who are
officers, key employees or outside consultants of the Company or a Subsidiary, as determined by the Committee.

7.       STOCK OPTIONS.

         (a)      General.   The  Committee  is  authorized  to grant Options to
Participants on the following terms and conditions:

                  (i) Exercise Price. The exercise price per share of Stock under an Option shall be determined by the Committee, provided that the exercise price for any Option shall not be less than the Fair Market Value as of the date of grant;

                  (ii) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, provided that no Option may be exercisable prior to six months following the date of the grant of such Option. The Committee also shall determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised;

                  (iii) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Stock, or other property (including "cashless exercise" arrangements, and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Without limiting the power and discretion conferred on the Committee pursuant to the preceding sentence, the Committee may, in the exercise of its discretion, but need not, allow a Participant to pay the Option price by directing the Company to withhold from the shares of Stock that would otherwise be issued upon exercise of the Option that number of shares having a Fair Market Value on the exercise date equal to the Option price, all as determined pursuant to rules and procedures established by the Committee;

                  (iv) Evidence of Grant. All Options shall be evidenced by a written Award Agreement between the Company and the Participant. The Award Agreement shall include such provisions as may be specified by the Committee.

         (b)      Incentive Stock Options.    The  terms  of any Incentive Stock
Options granted under the Plan must comply with the following additional rules:

                  (i) Exercise Price. The exercise price per share of Stock shall be set by the Committee, provided that the exercise price for any Incentive Stock Option may not be less than the Fair Market Value as of the date of the grant;

                  (ii) Exercise. In no event, may any Incentive Stock Option be exercisable for more than ten years from the date of its grant;

                  (iii) Lapse of Option. An Incentive Stock Option shall lapse under the following circumstances":

                           (1) The Incentive Stock Option shall lapse ten years after it is granted, unless an earlier time is set in the Award Agreement;

                           (2) The  Incentive  Stock  Option  shall  lapse three
                  months after the Participant's termination of employment, if the termination of employment was attributable to (a) Disability, (b) Retirement, or (c) for any other reason, provided that the Committee has approved, in writing, the continuation of any Incentive Stock Option outstanding on the date of the Participant's termination of employment;

                           (3) If the Participant separates from employment other than as provided in paragraph 7(b)(iii)(2), the Incentive Stock Option shall lapse at the time of the Participant's termination of employment;

                           (4) If the Participant  dies before the Option lapses
                  pursuant to paragraph 7(b)(iii)(1), 7(b)(iii)(2) or 7(b)(iii)(3), above, the Incentive Stock Option shall lapse, unless it is previously exercised, on the earlier of (a) the date on which the Option would have lapsed had the Participant lived and had his employment status (i.e., whether the Participant was employed by the Company on the date of his death or had previously terminated employment) remained unchanged; or (b) 15 months after the date of the Participant's death. Upon the Participant's death, any exercisable Incentive Stock Options may be exercised by the Participant's legal representative or representatives, by the person or persons entitled to do so under the Participant's last will and testament, or, if the Participant shall fail to make testamentary disposition of such Incentive Stock Option or shall die intestate, by the person or persons entitled to receive said Incentive Stock Option under the applicable laws of descent and distribution.

         (c) Individual Dollar Limitation. The aggregate Fair market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00.

         (d) Ten Percent Owners. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

         (e) Expiration of Incentive Stock Options. No Award of an Incentive Stock Option may be made pursuant to this Plan after October 1, 2006.

         (f) Right to Exercise. During a Participant's lifetime, an Incentive Stock Option may be exercised only by the Participant.

8.       STOCK APPRECIATION RIGHTS.

         (a)      Grant of SARs.   The  Committee is authorized to grant SARs to
Participants on the following terms and conditions:

                  (i)      Right  to  Payment.   Upon  the  exercise  of a Stock
         Appreciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

                           (1) The Fair Market Value of one share of Stock on the date of exercise; over

                           (2) The grant price of the Stock  Appreciation  Right
                  as determined by the Committee, which shall not be less than the Fair Market Value of one share of Stock on the date of grant in the case of any SAR related to any Incentive Stock Option.

         (b) Other Terms. All awards of Stock Appreciation Rights shall be evidenced by an Award Agreement. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Agreement.

9.       PERFORMANCE SHARES.

         (a) Grant of Performance Shares. The Committee is authorized to grant Performance Shares to Participants on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Shares granted to each Participant. All Awards of Performance Shares shall be evidenced by an Award Agreement;

         (b) Right to Payment. A grant of Performance Shares gives the Participant rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Shares are granted, in whole or in part, as the Committee shall establish at grant or thereafter. The Committee shall set performance goals and other terms or conditions to payment of the Performance Shares in its discretion which, depending on the extent to which they are met, will determine the number and value of Performance Shares that will be paid to the Participant, provided that the time period during which the performance goals must be met shall, in all cases, exceed six months;

         (c) Other Terms. Performance Shares may be payable in cash, Stock, or other property, and have such other terms and conditions as determined by the Committee and reflected in the Award Agreement.

10.      RESTRICTED STOCK AWARDS.

         (a) Grant of Restricted Stock. The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. All Awards of Restricted Stock shall be evidenced by a Restricted Stock Award Agreement;

         (b) Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter;

         (c) Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company, provided, however, that the Committee may provide in any award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock;

         (d) Certificates for Restricted Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate until such time as all applicable restrictions lapse.

11.      DIVIDEND EQUIVALENTS.

         (a) Grant of Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Participants subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of shares of Stock subject to an Option Award or SAR Award, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional shares of Stock, or otherwise reinvested.

12.      OTHER STOCK-BASED AWARDS.

         (a) Grant of Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation shares of Stock awarded purely as a "bonus" and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Stock, and Awards valued by reference to book value of shares of Stock or the value of securities of or the performance of specified Subsidiaries. The Committee shall determine the terms and conditions of such Awards.

13.      PROVISIONS APPLICABLE TO AWARDS.

         (a) Stand-Alone, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan, if an Award is granted in substitution for another Award, the Committee may require the surrender of such other Award in consideration of the grant of the new Award. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards;

         (b) Exchange Provisions. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, or another Award (subject to paragraph 13(a), based on the terms and conditions the Committee determines and communicates to the Participant at the time the offer is made;

         (c) Term of Award. The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from the date of its grant;

         (d) Form of Payment for Awards. Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Company or a Subsidiary on the grant or exercise of an Award may be made in such forms as the Committee determines at or after the time of grant, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee;

         (e) Limits on Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided below, no Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a court order that would otherwise satisfy the requirements to be a domestic relations order as defined in Section 414(p)(1)(B) of the Code, if the order satisfies Section 414(p)(1)(A) of the Code notwithstanding that such an order relates to the transfer of a stock option rather than an interest in an employee benefit pension plan. In the Award Agreement for any Award other than an Award that includes an Incentive Stock Option, the Committee may allow a
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Participant  to Assign or  otherwise  transfer  all or a portion  of the  rights represented by the Award to specified individuals or classes of individuals, or to a trust benefitting such individuals or classes of individuals, subject to such restrictions, limitations, or conditions as the Committee deems to be appropriate;

         (f) Beneficiaries. Notwithstanding paragraph 13(e), a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married, a designation of a person other than the Participant's spouse as his beneficiary with respect to more than 50 percent of the Participant's interest in the Award shall not be effective without the written consent of the Participant's spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto under the Participant's will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a participant at any time provided the change or revocation is filed with the Committee;

         (g) Stock Certificates. All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on with the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock;

         (h) Tender Offers. In the event of a public tender for all or any portion of the Stock, or in the event that a proposal to merge, consolidate, or otherwise combine with another company is submitted for shareholder approval, the Committee may in its sole discretion declare previously granted Options to be immediately exercisable. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in paragraph 7(c), the excess Options shall be deemed to be Non-Qualified Stock Options;

         (i) Acceleration Upon a Change of Control. If a Change of Control occurs, all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on outstanding Awards shall lapse.

14.      CHANGES IN CAPITAL STRUCTURE.

         (a) General. In the event a stock dividend is declared upon the Stock, the shares of Stock then subject to each Award (and the number of shares subject thereto) shall be increased proportionately without any change in the aggregate purchase price therefor. In the event the Stock shall be changed into or exchanged for a different number or class of shares of Stock or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, there shall be substituted for each such share of Stock then subject to each Award (and for each share of Stock then subject thereto) the number and class of shares of Stock into which each outstanding share of Stock shall be so exchanged, all without any change in the aggregate purchase price for the shares then subject to each Award;

         (b) Merger. Subject to the Change of Control provision in paragraph 13(i), a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving or resulting corporation, shall, in the sole discretion of the Committee:

                  (i) Cause every Award outstanding hereunder to terminate, except that the surviving or resulting corporation, in its absolute and uncontrolled discretion, may tender an option or options to purchase its shares or exercise such rights on terms and conditions, as to the number of shares and rights and otherwise, which shall substantially preserve the rights and benefits of any Award then outstanding thereunder; or

                  (ii) Give each Participant the right to exercise Awards prior to the occurrence of the event otherwise terminating the Awards over such period as the Committee, in its sole and absolute discretion, shall determine. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in paragraph 7(c), the excess Options shall be deemed to be Non-Qualified Stock Options.

15.      AMENDMENT, MODIFICATION AND TERMINATION.

         (a) Amendment, Modification and Termination. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan. However, without approval of the shareholders of the Company or other conditions (as may be required by the Code, by insider trading rules of Section 16 of the 1934 Act, by any national securities exchange or system on which the Stock is listed or reported, or by a regulatory body having jurisdiction), no such termination, amendment, or modification may:

     (i) Materially increase the total number of shares of Stock that may be issued under the Plan, except as provided in paragraph 14(a);

     (ii) Materially modify the eligibility requirements for participation in the Plan; or

     (iii) Materially increase the benefits accruing to Participants under the Plan.
         (b) Awards Previously Granted. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant.
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16.      GENERAL PROVISIONS.

     (a) No Rights to Awards. No Participant or employee shall have any claim to be granted any Award under the Plan, and neither the Company nor the Committee is obligated to treat Participants and employees uniformly;

     (b) No Stockholders Rights. No Award gives the Participant any of the rights of a shareholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award;

     (c) Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withhold with respect to any taxable event arising as a result of this Plan. With respect to withholding required upon any taxable event under the Plan, Participants may elect, subject to the Committee's approval, to satisfy the withholding requirement, in whole or in part, by having the Company or any Subsidiary withhold shares of Stock having a Fair Market Value on the date of withholding equal to the amount to be withheld for tax purposes in accordance with such procedures as the Committee establishes. The Committee may, at the time any Award is granted, require that any and all applicable tax withholding requirements be satisfied by the withholding of shares of Stock as set forth above;

     (d) No Right to Employment. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary;

         (e) Unfunded Status of Awards. The Plan is intended to be an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary;

         (f) Indemnification. To the extent allowable under applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company form any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suite, or proceeding against him or her provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless;

     (g) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary;

     (h) Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries;

     (i) Titles and Headings. The titles and headings of the paragraphs in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control;

     (j) Fractional Shares. No fractional shares of stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up;

         (k) Securities Law Compliance. With respect to any person who is, on the relevant date, obligated to file reports under Section 16 of the 1934 Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be void to the extent permitted by law and voidable as deemed advisable by the Committee;

         (l) Government and Other Regulations. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register under the Securities Act of 1933, as amended (the "1933 Act"), any of the shares of Stock paid under the Plan. If the shares paid under the Plan may in certain circumstances be exempt from registration under the 1933 Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption;

     (m) Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.



SLC - 60160.1


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